PROSPECTUS SUPPLEMENT                       Filed Pursuant to Rule 424(b)(3) of
                                            the Rules and Regulations Under the
(To Prospectus dated June 7, 1999           Securities Act of 1933
and to the Prospectus Supplements dated
July 22, 1999, August 11, 1999,
September 3, 1999, October 5, 1999,         Registration Statement No. 333-63563
November 12, 1999, December
28, 1999, February 24, 2000, March
3, 2000, March 30, 2000, April 20, 2000
May 12, 2000, May 19, 2000, August 4,
2000, August 16, 2000, September 15,
2000, November 13, 2000, November
16, 2000, December 26, 2000, January
22, 2001, February 1, 2001, March 1, 2001,
April 9, 2001, and May 17, 2001)

                               INSILCO HOLDING CO.

                                  COMMON STOCK
                        WARRANTS TO PURCHASE COMMON STOCK
                           PAY-IN-KIND PREFERRED STOCK

                        ---------------------------------


RECENT DEVELOPMENTS
-------------------

           Attached hereto and incorporated by reference herein are the Current Report on Form 8-K of Insilco Holding Co. dated August 15, 2001, filed with the Securities and Exchange Commission ("SEC") on August 15, 2001, the Quarterly Report on Form 10-Q of Insilco Holding Co. for the quarter ended June 30, 2001, filed with the SEC on August 14, 2001, and the Quarterly Report on Form 10-Q/A No. 1 of Insilco Holding Co. for the quarter ended June 30, 2001, filed with the SEC on August 16, 2001.


                        ---------------------------------


           This Prospectus Supplement, together with the Prospectus, is to be used by Credit Suisse First Boston Corporation in connection with offers and sale of the above-referenced securities in market-making transactions at negotiated prices related to prevailing market prices at the time of the sale. Credit Suisse First Boston Corporation may act as principal or agent in such transactions.


August 17, 2001

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                         DATE OF REPORT: AUGUST 15, 2001



                               INSILCO HOLDING CO.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




          Delaware                   0-24813                   06-1158291
          --------                   -------                   ----------
(STATE OR OTHER JURISDICTION OF    (COMMISSION                (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)       FILE NO.)            IDENTIFICATION NUMBER)



                              425 Metro Place North
                                   Fifth Floor
                               Dublin, Ohio 43017
                                 (614) 792-0468

               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)



================================================================================

ITEM 5.  OTHER EVENTS.

The Company's press release issued August 15, 2001 is attached as an exhibit and is incorporated herein by reference.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)   Exhibits.

               EXHIBIT NO.                    DESCRIPTION
               -----------                    -----------

                99 (a)      Press release of the Company issued August 15, 2001.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        INSILCO HOLDING CO.
                                        ---------------------------------
                                        Registrant



Date: August 15, 2001                   By: /s/ MICHAEL R. ELIA
                                            -----------------------------
                                            Michael R. Elia
                                            Senior Vice President,
                                            Chief Financial Officer,
                                            Treasurer and Secretary

                                  EXHIBIT INDEX







  EXHIBIT NO.                      DESCRIPTION
  -----------                      -----------


    99 (a)           Press release of the Company issued August 15, 2001.

                                                                  EXHIBIT 99 (A)
                                                                  --------------
Excellence in Electronics and
Telecommunications Components                              FOR IMMEDIATE RELEASE
================================================================================
                                  NEWS RELEASE
================================================================================
INVESTORS:   MICHAEL R. ELIA     SR. VICE PRESIDENT & CFO     (614) 791-3117
MEDIA:       MELODYE DEMASTUS    MELROSE CONSULTING           (614) 771-0860


          INSILCO HOLDING CO. AMENDS CURRENT CREDIT AGREEMENT; RECEIVES
            ADDITIONAL $15M; AND REPORTS SECOND QUARTER 2001 RESULTS


COLUMBUS, OHIO, AUGUST 15, 2001 -- INSILCO HOLDING CO. (OTC BULLETIN BOARD:
INSL) today reported that it has completed an amendment to its current credit facility to allow covenant relief during the telecommunications market slowdown, and said that Insilco Technologies, Inc., a subsidiary of Insilco Holding Co., received $15 million in the form of senior unsecured loans from certain of the Company's equity investors. Insilco also reported sales and operating results for its second quarter ended June 30, 2001.

The credit facility amendment, among other items, revises the financial covenants to reflect current and projected market conditions and associated Company performance and adjusts the interest rates and fees applicable to the loans, letters of credit and commitments. In connection with the amendment, Insilco Technologies, Inc. also reduced the amount of the revolving loan commitment to $44 million. The new loans represent an additional tranche of senior unsecured loans under the current Credit Agreement. The new tranche, which matures on June 25, 2007, bears quarterly compounded non-cash interest at rates ranging from 15% to 30% depending on the Company's leverage ratio. In conjunction with the borrowing of this new tranche of loans, Insilco Technologies, Inc. granted the lenders making such loans warrants to purchase 60,000 shares of its common stock at $0.01 per share, which, upon exercise, will constitute approximately 38% of the common stock then outstanding. The amendment also permits additional issuance of up to $15.0 million of senior unsecured loans under the Credit Agreement and up to $15.0 million of new senior subordinated notes with a stated maturity and interest rate substantially identical to the new loans under the amended Credit Agreement, but otherwise with terms substantially similar to Insilco Technologies, Inc.'s outstanding 12% Senior Subordinated Notes due 2007.

The Company reported the following results on a pro forma basis to include the results of acquisitions as if they occurred at the beginning of the relevant period and to exclude impairment and amortization of goodwill, depreciation, interest, taxes, and nonrecurring items in an effort to provide a better understanding of the changes in its operating results.

The Company reported pro forma second quarter sales of $58.3 million compared with $110.0 million recorded last year. The decline reflects continuing weak demand across the Company's business lines, in particular, extremely weak demand for custom assemblies from the telecom optical equipment market. Pro forma EBITDA from ongoing operations for the current quarter was $0.4 million compared with $21.7 million recorded last year, reflecting the weak sales volume.

For the first six months of 2001, the Company reported pro forma EBITDA of $8.9 million, on pro forma sales of $138.3 million, compared to pro forma EBITDA of $42.8 million, on pro forma sales of $216.1 million, reported in the comparable period a year ago.

David A. Kauer, Insilco President and CEO said, "We are very pleased to have the confidence of both our lenders and equity investors and for their support in amending our credit agreement to provide the relief needed to effectively manage our way through this cyclical downturn in our markets. We continue to see weakness across the board, reflecting both the economic slowdown as well as the significant downturn in the telecom sector. However, our customer relations remain intact and we continue to respond to the weak market environment by reducing headcount, improving working capital and integrating plant operations to reduce our permanent cost structure. In fact, since last fall we have reduced our worldwide headcount by 50%, which will reduce our annualized costs by nearly $25 million. Moreover, as a result of stringent operations management and strictly limiting non-essential expenditures, we have been able to maintain a healthy cash position. With the additional $15 million in capital and after making the $7.2 million cash interest payment on the Company's outstanding $120 million Senior Subordinated Notes on August 15th, the Company has approximately $37 million of cash. As a result, we now believe we have sufficient liquidity to meet our obligations and continue to provide the same best in class service to our customers while weathering this downturn."

OUTLOOK

Kauer continued, "While we continue to take actions to right size our cost structure, which will ultimately improve our long-term competitive position, we expect our short term performance will continue to be affected by the weak demand from our OEM customers as they work to reduce their excessive inventory levels. As visibility is limited, it is difficult to predict how long this will take; however, we do not expect significant improvement in the telecom market for the balance of this year. We continue to seek new business opportunities and customers, as well as rationalize all of our costs, with the belief that as the economy improves and our markets rebound we will be selected the provider of choice, given our competitive cost structure, first class manufacturing processes and excellence in customer service."

REPORTED RESULTS

The net loss for the Company's current quarter was ($110.8) million compared to net income of $0.7 million recorded a year ago in the second quarter. Second quarter 2001 results included a goodwill impairment charge of $97.3 million and second quarter 2000 results included after-tax income of $3.6 million from discontinued operations. The loss available to common shareholders for the second quarter of 2001 was ($112.8) million or ($75.26) per diluted share, versus a loss of ($1.0) million, or ($0.65) per diluted share, available to common shareholders for the 2000 second quarter. The net loss for the Company's current six months was ($118.2) million compared to net income of $41.3 million recorded in the same period last year, which included after tax income and gains of $47.9 million from discontinued operations. The loss available to common shareholders for the first half of 2001 was ($122.1) million or ($81.44) per diluted share. For the comparable period in 2000, the Company recorded net income available to common shareholders of $38.0 million, or $24.80 per diluted share.

Insilco Holding Co., through its wholly-owned subsidiary Insilco Technologies, Inc., is a leading global manufacturer and developer of a broad range of magnetic interface products, cable assemblies, wire harnesses, fiber optic assemblies and subassemblies, high-speed data transmission connectors, power transformers and planar magnetic products, and highly engineered, precision stamped metal components. Insilco maintains more than 1.4 million square feet of manufacturing space and has 23 locations throughout the United States, Canada, Mexico, China, Northern Ireland, Ireland and the Dominican Republic serving the telecommunications, networking, computer, electronics, automotive and medical markets. For more information visit our sites at WWW.INSILCO.COM or WWW.INSILCOTECHNOLOGIES.COM.

THE STATEMENTS MADE IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL FACTS MAY BE DEEMED FORWARD LOOKING STATEMENTS, AND, AS SUCH, ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING STATEMENTS IN PARAGRAPH SIX THROUGH SEVEN WITH RESPECT TO: THE COMPANY'S ABILITY TO MAINTAIN SUFFICIENT LIQUIDITY TO MEET ITS FINANCIAL OBLIGATIONS AND MEET CUSTOMER EXPECTATIONS; SHORT- TERM AND LONG-TERM OUTLOOK; GROWTH PROSPECTS; ECONOMIC CONDITIONS; THE ABILITY TO IMPROVE OPERATING EFFICIENCIES AND TO FURTHER REDUCE EXPENSES. IT IS IMPORTANT TO NOTE THAT RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN SUCH FORWARD-LOOKING STATEMENTS. FACTORS WHICH COULD CAUSE RESULTS TO DIFFER MATERIALLY INCLUDE, BUT ARE NOT LIMITED TO THE FOLLOWING: DELAYS IN NEW PRODUCT INTRODUCTIONS, LACK OF MARKET ACCEPTANCE FOR NEW PRODUCTS, CHANGES IN DEMAND FOR THE COMPANY'S PRODUCTS, CHANGES IN MARKET TRENDS, GENERAL COMPETITIVE PRESSURES FROM EXISTING AND NEW COMPETITORS, ADVERSE CHANGES IN OPERATING PERFORMANCE, CHANGES IN INTEREST RATES, AND ADVERSE ECONOMIC CONDITIONS WHICH COULD AFFECT THE AMOUNT OF CASH AVAILABLE FOR DEBT SERVICING AND CAPITAL INVESTMENTS. FURTHER INFORMATION CONCERNING FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS ARE CONTAINED FROM TIME TO TIME IN THE COMPANY'S SEC FILINGS, INCLUDING BUT NOT LIMITED TO THE COMPANY'S REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 AND SUBSEQUENT REPORTS ON FORM 10-Q. COPIES OF THESE FILINGS MAY BE OBTAINED BY CONTACTING THE COMPANY OR THE SEC.

                            -THREE TABLES TO FOLLOW-

                               INSILCO HOLDING CO.
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)
             (Amounts in millions, except share and per share data)

                                     ACTUAL

                                                         Three Months Ended           Six Months Ended
                                                              June 30,                    June 30,
                                                       ----------------------      ----------------------
                                                         2001          2000          2001          2000
                                                       --------      --------      --------      --------
Sales                                                  $   58.3          92.3         138.3         170.7
Cost of sales, excluding depreciation                      50.5          66.6         114.1         123.8
Selling, general and administrative
   expenses, excluding depreciation                         8.7          12.4          17.8          22.9
Depreciation and amortization expense                       5.2           3.6          10.3           6.7
Goodwill impairment charge                                 97.3        --              97.3        --
Significant legal and professional fees                     0.1           0.3           0.1           0.3
Severance and other                                         1.6           0.3           1.9           0.8
                                                       --------      --------      --------      --------
   Operating income (loss)                               (105.1)          9.1        (103.2)         16.2
Interest expense, net                                     (10.1)        (13.3)        (22.4)        (25.6)
Other expense, net                                         (0.6)       --              (0.3)         (0.4)
                                                       --------      --------      --------      --------
   Loss before income taxes and
     discontinued operations                             (115.8)         (4.2)       (125.9)         (9.8)
Income tax benefit                                          5.0           1.3           7.7           3.2
                                                       --------      --------      --------      --------
   Net loss before discontinued operations               (110.8)         (2.9)       (118.2)         (6.6)
Discontinued operations, net of tax:
   Income from operations                                --               3.6        --               4.9
   Gain on disposal                                      --            --            --              43.0
                                                       --------      --------      --------      --------
Income from discontinued operations                      --               3.6        --              47.9
   Net income (loss)                                     (110.8)          0.7        (118.2)         41.3
                                                       --------      --------      --------      --------
Preferred stock dividend                                   (2.0)         (1.7)         (3.9)         (3.3)
                                                       --------      --------      --------      --------
   Net income (loss) available to common               $ (112.8)         (1.0)       (122.1)         38.0
                                                       ========      ========      ========      ========

Earnings (loss) before other income,
interest, taxes, depreciation, amortization,
and one-time items                                     $   (0.9)         13.3           6.4          24.0
                                                       ========      ========      ========      ========

Capital expenditures                                   $   (1.5)         (1.6)         (4.4)         (3.5)
                                                       ========      ========      ========      ========

Basic Shares                                              1,499         1,530         1,499         1,531
                                                       ========      ========      ========      ========

Basic income (loss) per share available to common:
Loss from continuing operations                        $ (75.26)        (3.01)       (81.44)        (6.53)
                                                       ========      ========      ========      ========
Basic income (loss) per share                          $ (75.26)        (0.65)       (81.44)        24.80
                                                       ========      ========      ========      ========

Diluted Shares                                            1,499         1,530         1,499         1,531
                                                       ========      ========      ========      ========

Diluted income (loss) per share available to common:
Loss from continuing operations                        $ (75.26)        (3.01)       (81.44)        (6.53)
                                                       ========      ========      ========      ========
Diluted income (loss) per share                        $ (75.26)        (0.65)       (81.44)        24.80
                                                       ========      ========      ========      ========

                               INSILCO HOLDING CO.
          Reconciliation of EBITDA to Reported Operating Income (Loss)
                                   (Unaudited)
                              (Amounts in millions)

                                                      Three Months Ended       Six Months Ended
                                                           June 30,                June 30,
                                                      ------------------      ------------------
                                                       2001        2000        2001        2000
                                                      ------      ------      ------      ------
Pro Forma Sales
Custom Assemblies                                     $ 26.2        62.9        64.5       121.3
Precision Stampings                                     14.8        20.5        31.9        41.6
Passive Components                                      17.3        26.6        41.9        53.2
                                                      ------      ------      ------      ------
   Total proforma sales                                 58.3       110.0       138.3       216.1
Pro forma cost of sales, excluding depreciation         50.0        78.9       112.6       154.7
Pro forma selling, general and administrative
  expenses, excluding depreciation                       7.9         9.4        16.8        18.6
                                                      ------      ------      ------      ------
Proforma EBITDA (1) (2)                                  0.4        21.7         8.9        42.8
   Acquisition related charges                          (1.3)       (4.0)       (2.5)       (7.4)
   Depreciation and amortization expense                (5.2)       (3.6)      (10.3)       (6.7)
   Goodwill impairment charge                          (97.3)       --         (97.3)       --
   Significant legal and professional fees              (0.1)       (0.3)       (0.1)       (0.3)
   Severance and other                                  (1.6)       (0.3)       (1.9)       (0.8)
   Acquired businesses pre-acquisition EBITDA           --          (4.4)       --         (11.4)
                                                      ------      ------      ------      ------
Reported operating income (loss)                      (105.1)        9.1      (103.2)       16.2
                                                      ======      ======      ======      ======


(1) Pro forma results reflect (i) the acquisitions of TAT (February, 2000), Precision Cable (August, 2000) and InNet Technologies (January 2001) and their associated incentive expenses and (ii) the divestitures of Taylor Publishing and the Automotive Segment, in each case, as if they occurred at the beginning of the relevant period, and (iii) the exclusion of certain non-recurring, non-operating expense items, such as severence and asset writedowns.

(2) "EBITDA", which is defined as earnings before interest expense (net), income taxes, depreciation and amortization and non-operating items, is not intended to represent and should not be considered more meaningful than, or an alternative to, operating income, cash flows from operating activities or other measures of performance in accordance with generally accepted accounting principles. EBITDA data are included because we understand that such information is used by certain investors as one measure of an issuer's historical ability to service debt. While EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies, or used in the Company's debentures, credit or other similar agreements, due to potential inconsistencies in the method of calculation.

                               INSILCO HOLDING CO.
                      Condensed Consolidated Balance Sheets
                                   (Unaudited)
                              (Amounts in millions)

                                                                    June 30,    December 31,
                                                                      2001          2000
                                                                    --------      --------
                                     ASSETS
                                     ------
Current assets:
  Cash and cash equivalents                                         $   31.6          28.1
  Receivables, net                                                      39.1          63.4
  Inventories, net                                                      53.1          58.8
  Current portion of deferred taxes                                      2.2           2.4
  Net assets of Discontinued Operations                                --            --
  Prepaid expenses                                                       2.5           5.4
                                                                    --------      --------
       Total current assets                                            128.5         158.1

Property, plant and equipment, net                                      58.0          58.3
Goodwill, net                                                           57.9         121.3
Deferred taxes                                                           9.3           1.1
Other assets and deferred charges                                       16.0          17.7
                                                                    --------      --------
       Total assets                                                 $  269.7         356.5
                                                                    ========      ========
                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------
Current liabilities:
  Accounts payable                                                  $   18.2          28.7
  Accrued expenses and other                                            16.0          34.4
  Accrued interest payable                                               6.1           6.5
  Estimated income taxes                                                 6.6           6.9
  Current portion of long-term debt                                      5.2           5.2
  Current portion of long-term obligations                               0.9           0.9
                                                                    --------      --------
       Total current liabilities                                        53.0          82.6

Senior Bank Debt                                                       215.1         159.5
12% Senior Subordinated Notes                                          119.8         119.8
14% Senior Discount Notes                                              102.0          95.1
Other long-term debt                                                     0.4           0.5
                                                                    --------      --------
  Total long term debt                                                 437.3         374.9
Other long-term obligations                                             37.5          38.1
Minority interest                                                      --            --
Preferred stock                                                         51.0          47.1
Stockholders' deficit                                                 (309.1)       (186.2)
                                                                    --------      --------
       Total liabilities and stockholders' deficit                  $  269.7         356.5
                                                                    ========      ========

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 10-Q


         (X) QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                  For the quarterly period ended June 30, 2001

                                       OR

         (  )     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

           For the transition period from ____________ to ____________

                         Commission File Number: 0-24813

                               INSILCO HOLDING CO.
             (Exact name of registrant as specified in its charter)

                Delaware                                  06-1158291
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                   Identification No.)

                 425 Metro Place North
                      Fifth Floor
                     Dublin, Ohio                          43017
       (Address of principal executive offices)         (Zip Code)

                                  614-792-0468
              (Registrant's telephone number, including area code)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. (X) Yes ( ) No

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date. As of August 8, 2001, 1,480,849 shares of common stock, $.001 par value, were outstanding.

                      INSILCO HOLDING CO. AND SUBSIDIARIES


                               INDEX TO FORM 10-Q



                                                                                                      Page
                                                                                                      ----
PART I.    FINANCIAL INFORMATION
-------    ---------------------

Item 1.    Financial Statements (unaudited)                                                             4

Item 2.    Management's Discussion and Analysis of Financial Condition and
           Results of Operations                                                                       19

Item 3.    Quantitative and Qualitative Disclosure About Market Risk                                   25

PART II.  OTHER INFORMATION
--------  -----------------

Item 1.    Legal Proceedings                                                                           25

Item 2.    Changes in Securities and Use of Proceeds                                                   25

Item 3.    Defaults upon Senior Securities                                                             25

Item 4.    Submission of Matters to a Vote of Securities Holders                                       25

Item 5.    Other Information                                                                           25

Item 6.    Exhibits and Reports on Form 8-K                                                            25

                      INSILCO HOLDING CO. AND SUBSIDIARIES


                          PART I. FINANCIAL INFORMATION
                          -----------------------------

ITEM 1.     FINANCIAL STATEMENTS (UNAUDITED)
            ---------------------------------                              Page

            Condensed Consolidated Balance Sheets at June 30, 2001           4
            and December 31, 2000

            Condensed Consolidated Statements of Operations for the three    5
            months and six months ended June 30, 2001 and 2000

            Condensed Consolidated Statements of Cash Flows for the          6
            six months ended June 30, 2001 and 2000

            Notes to the Condensed Consolidated Financial Statements         7

            Independent Auditors' Review Report                             18

                   Condensed Consolidated Balance Sheets
                     (In thousands, except share data)

                                                                                             As of
                                                                              -------------------------------------
                                                                                      June 30,         December 31,
                                                                                       2001               2000
                                                                              ------------------- -----------------
                                   Assets                                         (Unaudited)        (Note 1)
                                   ------
Current assets:
  Cash and cash equivalents                                                             $ 31,643            28,087
  Trade receivables, net                                                                  37,629            61,609
  Other receivables                                                                        1,483             1,818
  Inventories, net                                                                        53,123            58,779
  Deferred taxes                                                                            2,177            2,373
  Prepaid expenses and other current assets                                                2,457             5,400
                                                                                 ----------------   ---------------

    Total current assets                                                                 128,512           158,066

Property, plant and equipment, net                                                        57,982            58,274
Deferred taxes                                                                             9,340             1,077
Goodwill, net                                                                             57,850           121,326
Other assets and deferred charges                                                         15,995            17,745
                                                                                 ----------------   ---------------
    Total assets                                                                       $ 269,679           356,488
                                                                                 ================   ===============
                   Liabilities and Stockholders' Deficit
                   -------------------------------------
Current liabilities:
  Current portion of long-term debt                                                      $ 5,213             5,210
  Accounts payable                                                                        18,177            28,655
  Accrued expenses                                                                        16,030            34,369
  Income taxes payable                                                                     6,648             6,915
  Other current liabilities                                                                6,945             7,431
                                                                                 ----------------   ---------------
    Total current liabilities                                                             53,013            82,580

Long-term debt, excluding current portion                                                437,290           374,956
Other long-term obligations, excluding current portion                                    37,504            38,065
15% Preferred stock; 3,000,000 shares authorized; 1,400,000 shares issued and outstanding at June 30, 2001 and December 31, 2000,
  (redemption value $73,000,000)                                                          50,981            47,088
Stockholders' deficit:
  Common stock, $.001 par value; 15,000,000 shares authorized;
    1,480,849 shares issued and outstanding at June 30, 2001 and
    December 31, 2000                                                                          1                 1
  Additional paid-in capital                                                              69,834            69,834
  Accumulated deficit                                                                   (374,546)         (252,461)
  Accumulated other comprehensive loss                                                    (4,398)           (3,575)
                                                                                 ----------------   ---------------
   Stockholders' deficit                                                                (309,109)         (186,201)
                                                                                 ----------------   ---------------
Contingencies (See Note 6 and 7)
    Total liabilities and stockholders' deficit                                        $ 269,679           356,488
                                                                                 ================   ===============

See accompanying notes to the unaudited condensed consolidated financial statements.

                      INSILCO HOLDING CO. AND SUBSIDIARIES

                 Condensed Consolidated Statements of Operations
                                   (Unaudited)
                      (In thousands, except per share data)

                                                                     Three Months Ended                  Six Months Ended
                                                                         June 30,                             June 30,
                                                              ----------------------------------    ---------------------------
                                                                   2001              2000               2001          2000
                                                              ----------------  ----------------    -------------  ------------

Net sales                                                            $ 58,367            92,304          138,357       170,669
Cost of products sold                                                  51,499            66,584          115,132       123,864
Depreciation and amortization                                           5,194             3,649           10,318         6,679
Goodwill impairment charge                                             97,308                 -           97,308             -
Selling, general and administrative expenses                            9,441            12,987           18,822        23,955
                                                              ----------------  ----------------    -------------  ------------
   Operating income (loss)                                           (105,075)            9,084         (103,223)       16,171
                                                              ----------------  ----------------    -------------  ------------

Other income (expense):
   Interest expense                                                   (12,446)          (13,354)         (24,925)      (25,758)
   Interest income                                                      2,287                56            2,547           153
   Other, net                                                            (615)              (31)            (252)         (352)
                                                              ----------------  ----------------    -------------  ------------

    Total other expense                                               (10,774)          (13,329)         (22,630)      (25,957)
                                                              ----------------  ----------------    -------------  ------------

   Loss before income taxes and discontinued operations              (115,849)           (4,245)        (125,853)       (9,786)

Income tax benefit                                                      5,012             1,344            7,660         3,147
                                                              ----------------  ----------------    -------------  ------------

   Loss before discontinued operations                               (110,837)           (2,901)        (118,193)       (6,639)

Discontinued operations, net of tax:
    Income from operations                                                  -             3,618                -         4,925
     Gain on sale                                                           -                   -              -       43,038
                                                              ----------------  ----------------    -------------  ------------
      Income from discontinued operations                                   -             3,618                -        47,963
                                                              ----------------  ----------------    -------------  ------------

Net income (loss)                                                    (110,837)              717         (118,193)       41,324

Preferred stock dividend                                               (1,982)           (1,710)          (3,892)       (3,359)
                                                              ----------------  ----------------    -------------  ------------

   Net income (loss) available to common                           $ (112,819)             (993)        (122,085)       37,965
                                                              ================  ================    =============  ============

Basic earnings (loss) available per common share:
   Loss from continuing operations                                   $ (75.26)            (3.01)          (81.44)        (6.53)
   Discontinued operations                                                  -              2.36                -         31.33
                                                              ----------------  ----------------    -------------  ------------
   Basic net income (loss)                                           $ (75.26)            (0.65)          (81.44)        24.80
                                                              ================  ================    =============  ============

Diluted earnings (loss) available per common share:
   Loss from continuing operations                                   $ (75.26)            (3.01)          (81.44)        (6.53)
   Discontinued operations                                                  -              2.36                -         31.33
                                                              ----------------  ----------------    -------------  ------------
   Diluted net income (loss)                                         $ (75.26)            (0.65)          (81.44)        24.80
                                                              ================  ================    =============  ============


See accompanying notes to the unaudited condensed consolidated financial statements.

                      INSILCO HOLDING CO. AND SUBSIDIARIES


                 Condensed Consolidated Statements of Cash Flows
                                   (Unaudited)
                                 (In thousands)

                                                                                      Six Months Ended
                                                                                           June 30
                                                                                --------------   -------------
                                                                                    2001             2000
                                                                                --------------   -------------
Cash flows from operating activities:
   Net income (loss)                                                                $(118,193)         41,324
   Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
     Net income from discontinued operations                                                -         (14,302)
     Depreciation and amortization                                                     10,318           6,679
     Deferred taxes                                                                    (8,067)          2,268
     Other noncash charges and credits                                                  8,065           7,566
     Goodwill impairment charge                                                        97,308               -
     Change in operating assets and liabilities:
       Receivables                                                                     28,357          (4,740)
       Inventories                                                                      9,639          (6,326)
       Prepaids                                                                         3,018              28
       Payables                                                                       (13,500)           (236)
       Other current liabilities and other                                            (19,059)         (2,096)
     Discontinued operations:
       Gain on sale                                                                         -         (43,038)
       Depreciation                                                                         -           5,242
       Changes in discontinued operations                                                   -          13,057
                                                                                --------------   -------------
         Net cash provided by (used in) operating activities                           (2,114)          5,426
                                                                                --------------   -------------
   Cash flows from investing activities:
     Other investing activites                                                             61               5
     Capital expenditures                                                              (4,302)         (3,473)
     Acquisitions, net of cash acquired                                               (44,174)       (100,594)
     Discontinued operations:
       Proceeds from sale                                                                   -          72,845
       Capital expenditures                                                                 -          (3,634)
                                                                                --------------   -------------
         Net cash used in investing activities                                        (48,415)        (34,851)
                                                                                --------------   -------------
   Cash flows from financing activities:
     Proceeds from additional Term B Loan                                              25,000               -
     Principal and other debt payments                                                 (3,431)         (1,389)
     Return of equity units to management                                                   -             (63)
     Proceeds from revolving credit facility                                           33,000          28,128
                                                                                --------------   -------------
         Net cash provided by financing activities                                     54,569          26,676
                                                                                --------------   -------------
Effect of exchange rate changes on cash                                                  (484)              -
                                                                                --------------   -------------
         Net increase (decrease) in cash and cash equivalents                           3,556          (2,749)
Cash and cash equivalents at beginning of period                                       28,087           6,454
                                                                                --------------   -------------
Cash and cash equivalents at end of period                                           $ 31,643           3,705
                                                                                ==============   =============

Interest paid                                                                        $ 17,092          19,038
                                                                                ==============   =============

Income taxes paid                                                                       $ 829           2,118
                                                                                ==============   =============



See accompanying notes to the unaudited condensed consolidated financial statements.

                               INSILCO HOLDING CO.

      Notes to the Condensed Consolidated Financial Statements (Unaudited)
                                  June 30, 2001


(1)     Basis of Presentation
        ---------------------

        The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month and six month periods ended June 30, 2001 are not necessarily indicative of the results that may be expected for the year ended December 31, 2001.

        The balance sheet at December 31, 2000 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the consolidated financial statements and footnotes thereto included in Insilco Holding Co. and Subsidiaries ("Holdings" or the "Company") Annual Report on Form 10-K for the year ended December 31, 2000.

(2)     Discontinued Operations
        -----------------------

        On August 25, 2000, the Company sold its "Automotive Businesses" to ThermaSys Holding Company, ThermaSys Corporation ("ThermaSys"), a wholly owned subsidiary of ThermaSys Holding Company, ThermaSys I, Inc., ThermaSys II, Inc., and ThermaSys III, Inc., for net proceeds of $144.5 million. The ThermaSys companies are owned by the Company's majority stockholders. The gain on sale was $20.5 million, net of taxes of $17.3 million. The "Automotive Businesses" manufacture, sell and distribute tubing and heat exchanger products and transmission and suspension components through General Thermodynamics and Thermal Components, both divisions of the Company, and the following wholly-owned subsidiaries of the company: Steel Parts Corporation, Arup Alu-Rohr und Profil GmbH, Thermal Transfer Products, Ltd., Great Lake, Inc., and Thermal Components Inc., as well as the Company's 51% ownership in Dalian General Thermodynamics Incorporated, Ltd. As a result of this sale, the accompanying consolidated statements of operations and cash flows are reclassified to account for the sale of the "Automotive Businesses" as a discontinued operation. Proceeds from the sale were used to reduce bank debt.

        On February 11, 2000, the Company, through its wholly-owned subsidiary Insilco Technologies, Inc. ("Insilco"), executed a definitive sale agreement with TP Acquisition Corp., a wholly-owned subsidiary of Castle Harlan Partners III, L.P. to sell it publishing business, Taylor Publishing Company for gross proceeds of approximately $93.5 million. Closing proceeds of approximately $72.8 million from this transaction plus approximately $21.2 million in retained customer deposits, net of other working capital adjustments were used to reduce borrowings under Insilco's Term Credit Facility. The gain on the sale was $43.0 million, net of taxes of $23.6 million.

(3)     Acquisitions
        ------------

        On January 10, 2001, through Insilco, the Company acquired the outstanding equity interests in InNet Technologies, Inc. ("InNet"), excluding the approximately 16% of the outstanding equity interests that the Company already owned. InNet, now a wholly-owned subsidiary, is a California-based designer,

                               INSILCO HOLDING CO.

      Notes to the Condensed Consolidated Financial Statements (Unaudited)
                                  June 30, 2001

        developer and marketer of a broad range of magnetic interface products for networking, computer and telecommunications original equipment manufacturers. The gross purchase price paid for the remaining equity interests was $44.9 million and was financed with cash and additional borrowings of $25.0 million under Insilco's Term B Facility provided for under the Credit Agreement. The purchase method of accounting has been used to account for the purchase; accordingly the results of operations of InNet have been included in the Company's consolidated financial statements from January 10, 2001. The purchase price, net of cash acquired and including costs incurred directly related to the transaction, was $44.2 million. The preliminary excess of the purchase price over identifiable assets acquired was $37.9 million, which will be amortized on a straight-line basis over 20 years. The Company expects to have adjustments to this preliminary amount resolved within one year and does not expect these adjustments to be material. This acquisition did not result in a significant business combination within the definition provided by the Securities and Exchange Commission. At June 30, 2001, the Company evaluated the fair value of the InNet goodwill and recorded a pre-tax charge of $7.5 million and changed the useful life of the remaining goodwill to 7 years, see further discussion at Note 14, Impairment of Goodwill.

        On August 25, 2000, the Company, through Insilco, purchased Precision Cable Manufacturing ("Precision") for a gross purchase price of $54.8 million, including final working capital adjustments. The purchase price, net of cash acquired, and including estimated costs incurred directly related to the transaction and final working capital adjustments, was $55.0 million. Precision is a Rockwall, Texas-based cable and wire assembly provider primarily to the telecommunications industry. The purchase price was financed with borrowings under the Credit Agreement. The purchase method of accounting has been used to account for the purchase; accordingly the results of operations of Precision have been included in the Company's consolidated financial statements from August 25, 2000. The excess of the purchase price over net identifiable assets acquired was $37.6 million, and is being amortized on a straight-line basis over 20 years. The acquisition did not result in a significant business combination within the definition provided by the Securities and Exchange Commission. At June 30, 2001, the Company evaluated the fair value of the Precision goodwill and recorded a pre-tax charge of $14.9 million and changed the useful life of the remaining goodwill to 7 years, see further discussion at Note 14, Impairment of Goodwill.

        On February 17, 2000, the Company, through Insilco and through two newly created wholly owned subsidiaries, Insilco Technology (Canada) Corporation and 9087-3498 Quebec Inc., executed a definitive agreement to purchase 9011-7243 Quebec Inc., known as TAT Technologies. 9087-3498 Quebec Inc., purchased 9011-7243 Quebec Inc. The surviving company, TAT Technologies, is a wholly owned subsidiary of Insilco Technology (Canada) Corporation and is a Montreal-based provider of cable and wire assemblies. The entire purchase price was financed with borrowings under Insilco's Term B Facility. The gross purchase price paid by the Company was $102.1 million. The purchase price, net of cash acquired and including estimated costs incurred directly related to the transaction was $100.6 million. The purchase method of accounting has been used to account for the purchase, accordingly, the results of operations of TAT have been included in the Company's consolidated financial statements from February 17, 2000. The excess of the purchase price over net identifiable assets acquired is $82.4 million, and is being amortized on a straight-line basis over 20 years. At June 30, 2001, the Company evaluated the fair value of the TAT Technologies goodwill and recorded a pre-tax charge of $74.9 million and changed the useful life of the remaining goodwill to 7 years, see further discussion at Note 14, Impairment of Goodwill.

                               INSILCO HOLDING CO.

      Notes to the Condensed Consolidated Financial Statements (Unaudited)
                                  June 30, 2001


        As a result of these transactions, the Company's condensed consolidated results for the periods presented are not directly comparable. Pro forma results of operations for the three months and six months ended June 30, 2001 and 2000, which assume the transactions occurred at the beginning of the period are as follows (in thousands, except per share data):



                                                           Three months ended                Six months ended
                                                                June 30,                         June 30,
                                                      ------------------------------   ------------------------------
                                                           2001            2000            2001            2000
                                                      ----------------  ------------   --------------  --------------

        Net Sales                                       $  58,367         112,321         138,357         210,832

        Loss available to common                        $(112,819)         (3,213)       (122,085)         (8,322)

        Diluted loss per share available to common      $  (75.26)          (2.10)         (81.44)          (5.44)



(4)    Inventories

       Inventories consisted of the following (in thousands):

                                                 As of
                                        ------------------------
                                        June 30,    December 31,
                                          2001         2000
                                        ----------   -----------

        Raw materials and supplies      $27,132       31,620
        Work-in-process                   8,957       11,234
        Finished goods                   17,034       15,925
                                        -------      -------

           Total inventories            $53,123       58,779
                                        =======      =======

(5)    Capital Stock and Warrants
       --------------------------

       Through June 30, 2001, the Company has cumulatively accreted $18.9 million towards the payment of dividends on the PIK (Paid in Kind) Preferred Stock.

       At June 30, 2001, 49,000 warrants to purchase 15,925 shares of the Company's Common Stock at a purchase price of $0.01 per share remain outstanding.

(6)    Contingencies
       -------------

       The Company is implicated in various claims and legal actions arising in the ordinary course of business. Those claims or liabilities will be addressed in the ordinary course of business and will be paid as expenses are incurred. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

                               INSILCO HOLDING CO.

      Notes to the Condensed Consolidated Financial Statements (Unaudited)
                                  June 30, 2001


(7)    Long-Term Debt

       A summary of long-term debt is as follows (in thousands):


                                          June 30,          December 31,
                                            2001                2000
                                       ----------------   -----------------

       Term Facilities                       $ 182,563             160,250
       12% Senior Subordinated Notes           119,821             119,807
       14% Senior Discount Notes               102,026              95,165
       Revolving Facility                       37,500               4,500
       Miscellaneous                               593                 444
                                       ----------------   -----------------
                                               442,503             380,166
       Less current portion                     (5,213)             (5,210)
                                       ----------------   -----------------
                                             $ 437,290             374,956
                                       ================   =================


       On June 30, 2001, Insilco was not in compliance with certain financial covenants under its Credit Agreement and on August 14, 2001 Insilco amended and restated its Credit Agreement, see further discussion in Note 15, Subsequent Events.

       On August 25, 2000, through Insilco, the Company amended and restated Insilco's Bank Credit Agreement ("Credit Agreement"). The Credit Agreement provides for three credit facilities (the "Credit Facilities"): a $50.0 million, 6 year senior secured revolving loan ("Revolving Facility"), a $35.0 million 6 year senior secured amortizing Term A loan ("Term A Facility") and a $125.0 million, 7 year senior secured amortizing Term B loan ("Term B Facility"). The Company also had the option to increase the Credit Facilities by an additional $25.0 million. On January 10, 2001, the Company used this option to increase the Credit Facilities, under the Term B Facility, by $25.0 million to partially fund the acquisition of InNet Technologies, Inc. (see further discussion at Note 3.) As of June 30, 2001, the Company had outstanding $37.5 million under the Revolving Facility, $33.3 million under the Term A Facility and $149.3 million under the Term B Facility.

       As a result of these actions, in the third quarter of 2000, the Company recorded an extraordinary charge of $4.8 million (net of a tax benefit of $1.9 million) related to the write-off of unamortized debt issuance costs associated with Insilco's 1998 Bank Credit Agreement.

       The Revolving Facility provides for a $35.0 million sublimit for issuance of letters of credit and up to a $15.0 million sublimit for Canadian Dollar borrowings and up to a $15.0 million sublimit for Euro Dollar borrowings. The Revolving Facility matures on the sixth anniversary of the agreement. There are no mandatory prepayments.

       The Term A Facility is subject to mandatory quarterly prepayments in each of its six years, beginning with December 2000, as follows: $875,000 for the first two years, $1,312,500 for the third year, $1,750,000 for the fourth and fifth years and $2,187,500 for the final year. The Term B Facility is

                               INSILCO HOLDING CO.

      Notes to the Condensed Consolidated Financial Statements (Unaudited)
                                  June 30, 2001

       subject to mandatory quarterly prepayments of $312,500 for the first six years and quarterly payments of $29.4 million in the seventh year.

       Interest accrues under the Credit Facilities at floating rates calculated with respect to either the London Interbank Offered Rate ("LIBOR") or Bank One's Base Rate, plus an applicable margin. LIBOR at June 30, 2001 was 3.835%. The margin, in turn, fluctuates based on the leverage ratio (as defined in the Bank Credit Agreement). The Company also pays an unused commitment fee, which also fluctuates based upon the leverage ratio of the Company and is based upon availability under the Revolving Facility. At June 30, 2001, the applicable margin for the Term A Facility and the Revolving Facility was LIBOR plus 3.25%. At June 30, 2001, the applicable margin for the Term B Facility was LIBOR plus 3.75%. The unused commitment fee at June 30, 2001 was 0.5%. The applicable margins and unused commitment fee are determined by the Company's leverage ratio.

(8)    Segment Information
       -------------------

       The following summary financial information by business segment (in thousands) is consistent with the basis of segmentation and measurement of segment profit or loss used in the Company's December 31, 2000 condensed consolidated financial statements:

                               INSILCO HOLDING CO.

      Notes to the Condensed Consolidated Financial Statements (Unaudited)
                                  June 30, 2001


                                                           Three Months Ended               Six Months Ended
                                                                June 30,                        June 30,
                                                     -------------------------------   ---------------------------
                                                          2001            2000             2001          2000
                                                     ---------------  --------------   -------------- ------------
Net Sales:
   Custom Assemblies                                       $ 26,225          46,628           64,559       79,127
   Passive Components                                        17,300          25,212           41,863       49,947
   Precision Stampings                                       14,842          20,464           31,935       41,595
                                                     ---------------  --------------   -------------- ------------
    Total net sales                                        $ 58,367          92,304          138,357      170,669
                                                     ===============  ==============   ============== ============

Loss from continuing operations
  before income taxes:
   Custom Assemblies                                         $ (170)          7,503            5,159       11,954
   Passive Components                                          (541)          4,210            1,345        8,664
   Precision Stampings                                          532           2,792            1,370        5,578
   Unallocated operating amount:
     Corporate operating expenses                              (681)         (1,178)          (1,438)      (2,241)
                                                     ---------------  --------------   -------------- ------------
    Earnings (loss) before interest, taxes
      depreciation and amortization (EBITDA)                   (860)         13,327            6,436       23,955
   Depreciation and amortization                             (5,194)         (3,649)         (10,318)      (6,679)
   Goodwill impairment charge                               (97,308)              -          (97,308)           -
   Unallocated non-operating amounts:
     Significant legal expense                                 (104)           (343)            (129)        (343)
     Severance and other                                     (1,609)           (251)          (1,904)        (762)
                                                     ---------------  --------------   -------------- ------------
      Total operating income (loss)                        (105,075)          9,084         (103,223)      16,171
   Interest expense                                         (12,446)        (13,354)         (24,925)     (25,758)
   Interest income                                            2,287              56            2,547          153
   Other, net                                                  (615)            (31)            (252)        (352)
                                                     ---------------  --------------   -------------- ------------
    Loss from continuing
      operations before income taxes                     $ (115,849)         (4,245)        (125,853)      (9,786)
                                                     ===============  ==============   ============== ============

Loss before discontinued operations                      $ (110,837)         (2,901)        (118,193)      (6,639)
                                                     ===============  ==============   ============== ============


        A summary of identifiable assets by segment follows (in thousands):

                                                                 As of
                                         June 30,             December 31,
                                           2001                  2000
                                    -------------------   -------------------

         Custom Assemblies                    $ 93,873               217,739
         Passive Components                     81,025                57,431
         Precision Stampings                    48,817                52,563
         Corporate                              45,964                28,755
                                    -------------------   -------------------
            Total                            $ 269,679               356,488
                                    ===================   ===================

                               INSILCO HOLDING CO.

      Notes to the Condensed Consolidated Financial Statements (Unaudited)
                                  June 30, 2001

       The significant decrease in the Custom Assemblies' identifiable assets is due to the TAT Technologies and Precision goodwill impairment charges. The significant increase in identifiable assets of Passive Components relates to the acquisition of InNet in January 2001, offset somewhat by the InNet goodwill impairment charge (see Notes 3 and 14).

(9)    Comprehensive Income (Loss)
       ---------------------------

       Comprehensive income (loss) was ($109,209,000) and $94,000 for the three months ended June 30, 2001 and 2000, respectively, including other comprehensive income (loss) consisting of foreign currency translation gains (losses) totaling $1,628,000 and ($623,000), respectively. Comprehensive income (loss) for the six months ended June 30, 2001 and 2000, respectively, was ($119,016,000) and $40,024,000 including other comprehensive loss consisting of foreign currency translation losses totaling $823,000 and $1,300,000, respectively.

(10)   Related Party Transactions
      ---------------------------

       The Company paid Credit Suisse First Boston ("CSFB") retainer fees of $150,000 year to date June 30, 2001. The Company paid Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") retainer fees of $75,000 year to date June 30, 2000. CSFB acquired DLJSC during 2000. The Company had a payable to CSFB for retainer fees related to investment banking services of $75,000 and $150,000 at June 30, 2001 and 2000. The Company also paid $625,000 in underwriting fees to CSFB in the first quarter of 2001.

       The Company received $136,000 and $292,000 from ThermaSys for management fees and other miscellaneous items for the three month and six month periods ended June 30, 2001, respectively. At June 30, 2001 and December 31, 2000, the Company had net receivables from ThermaSys of $283,000 and $152,000, respectively. The June 30, 2001 net receivable consisted of $294,000 for management services provided to ThermaSys by the Company and $13,000 for services shared with and reimbursable to the Company, net of a $24,000 credit for miscellaneous other items. The December 31, 2000 receivable consisted of $148,000 for management services provided to ThermaSys by the Company and $4,000 for services shared with and reimbursable to the Company.

                               INSILCO HOLDING CO.

      Notes to the Condensed Consolidated Financial Statements (Unaudited)
                                  June 30, 2001


(11)   Earnings Per Share
       ------------------

       The components of basic and diluted earnings per share were as follows (in thousands except share and per share data):

                                                                   Three Months Ended                  Six Months Ended
                                                                        June 30,                           June 30,
                                                            ----------------- ---------------- ---------------- -----------------
                                                                  2001             2000             2001              2000
                                                            ----------------- ---------------- ---------------- -----------------

       Net income (loss)                                          $ (110,837)             717         (118,193)           41,324
       Preferred stock dividends                                      (1,982)          (1,710)          (3,892)           (3,359)
                                                            ----------------- ---------------- ---------------- -----------------

         Net income (loss) available for common                   $ (112,819)            (993)        (122,085)           37,965
                                                            ================= ================ ================ =================

       Average outstanding shares of common stock                  1,498,610        1,530,141        1,498,610         1,530,983

       Earnings (loss) per share available to common:

         Loss from continuing operations                            $ (75.26)           (3.01)          (81.44)            (6.53)
         Income from discontinued operations                               -             2.36                -             31.33
                                                            ----------------- ---------------- ---------------- -----------------
           Basic                                                    $ (75.26)           (0.65)          (81.44)            24.80
                                                            ================= ================ ================ =================

         Loss from continuing operations                            $ (75.26)           (3.01)          (81.44)            (6.53)
         Income from discontinued operations                               -             2.36                -             31.33
                                                            ----------------- ---------------- ---------------- -----------------
           Diluted                                                  $ (75.26)           (0.65)          (81.44)            24.80
                                                            ================= ================ ================ =================

(12)   Dividend Restrictions
       ---------------------

       The Company is a holding company and its ability to make payments in respect of the 14% Notes is dependent upon the receipt of dividends or other distributions from its direct and indirect subsidiaries. Insilco and its subsidiaries are parties to the Bank Credit Agreement and Insilco is party to the 12% Note indenture, each of which imposes substantial restrictions on Insilco's ability to pay dividends or make other distributions to the Company. Under the Bank Credit Agreement, Insilco is prohibited from paying dividends.

(13)   Impact of Recently Issued Accounting Standards
       ----------------------------------------------

       In June 2000, the 2000 FASB issued Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - An Amendment of FASB Statement 133". The Company adopted the new Statement effective January 1, 2001. The adoption did not have a significant effect on its results of operations or financial position.

       In July 2001, the FASB issued Statement No. 141, "Business Combinations" and Statement No. 142, "Goodwill and Other Intangible Assets". Statement No. 141 requires the use of the purchase method of

                               INSILCO HOLDING CO.

      Notes to the Condensed Consolidated Financial Statements (Unaudited)
                                  June 30, 2001

       accounting for all business combinations initiated after June 30, 2001, establishes specific criteria for the recognition of intangible assets separately from goodwill and requires unallocated negative goodwill to be written off immediately as an extraordinary gain. Statement No. 142 makes the following significant changes: 1) goodwill and indefinite lived intangible assets will no longer be amortized, 2) goodwill will be tested for impairment at least annually at the reporting unit level, 3) intangible assets deemed to have an indefinite life will be tested for impairment at least annually, and 4) the amortization period of intangible assets with finite lives will no longer be limited to forty years. The Company is required to adopt the provisions of Statement 141 immediately, and Statement 142 effective January 1, 2002.

       As of the date of adoption, the Company expects to have unamortized goodwill in the amount of approximately $48.7 million, which will be subject to the transition provisions of Statement 142. Amortization expense related to goodwill was approximately $4.5 million and $4.1 million for the year ended December 31, 2000, and the six months ended June 30, 2001, respectively. Because of the extensive effort needed to comply with adopting the new rules, it is not practicable to reasonably estimate the impact of adopting these statements on the Company's financial statements at the date of this report, including whether any transitional impairment losses will be required to be recognized as the cumulative effect of a change in accounting principle.

(14)   Impairment of Goodwill
       -----------------------

       During the first half of 2001, the Company experienced a significant decrease in the rate of growth of its Custom Assemblies and Passive Components segments due to a dramatic decline in capital spending in the telecommunications industry. During the second quarter, major customers of the companies in these segments further reduced their order forecasts and canceled orders already placed. Management now believes that the growth prospects for these business segments are significantly less than previously expected and those of historical periods.

       The Company reviews the value of its long-lived assets when events or changes in circumstances occur that indicate the carrying value of the asset may be impaired. As a result of the business conditions noted above, the Company concluded such a review was required for its three most recent acquisitions, TAT Technologies, in February 2000; Precision, in August 2000; and, InNet, in January 2001, and their related goodwill. The review was completed in four steps, 1) the Company estimated undiscounted future cash flows based on estimated growth levels to determine if an impairment had occurred, 2) the Company estimated a terminal value based on an appropriate multiple of EBITDA, 3) the Company discounted the future cash flows, using EBITDAs as proxies for those cash flows, to a present value using an appropriate discount rate, and 4) the Company compared the discounted net present value to the net assets of each of the three companies to determine the fair value of the goodwill.

       As a result of this review, the Company determined that the goodwill related to these acquisitions is impaired and in accordance with company policy it is necessary to write-down the goodwill to fair value. Thus, in the second quarter, the Company recorded pre-tax charges of $97.3 million to impair a significant portion of goodwill. Of the total charge of $97.3 million, $74.9 million related to the goodwill resulting from the acquisition of TAT Technologies, $14.9 million related to the goodwill resulting from the acquisition of Precision and $7.5 million related to goodwill resulting from the acquisition of InNet.

                               INSILCO HOLDING CO.

      Notes to the Condensed Consolidated Financial Statements (Unaudited)
                                  June 30, 2001

(15)   Subsequent Event
       ----------------

       On June 30, 2001, Insilco was not in compliance with certain financial covenants under its Credit Agreement. In response to this situation, Insilco entered into negotiations with its lenders and the Company's equity holders which resulted, on August 15, 2001, in waivers by Insilco's lenders of such defaults, an amendment and restatement of the Credit Agreement ("Amended Credit Agreement" or "Amendment") and the investment by certain of the Company's equity holders of an additional $15.0 million in senior unsecured loans to Insilco under the Amended Credit Agreement.

       Pursuant to the Amended Credit Agreement, the cash interest rate on existing loans, and the fees payable with respect to outstanding letters of credit, were increased by 0.75% and the unused commitment fee under the revolving credit portion of the Amended Credit Agreement was increased by 0.25%. The Amendment also requires Insilco to accrue deferred interest and fees on outstanding loans and letters of credit at a rate of 2.00% per annum until the later of the delivery of Insilco's financial statements for the fiscal quarter ending December 31, 2002 and Insilco achieving $38.0 million of EBITDA in a period of two consecutive fiscal quarters, with such accrued interest to be subject to an aggregate minimum of $7.0 million. Such deferred interest and fees will be payable on the maturity date of the corresponding loans and commitments but will, beginning on the date such deferred amounts cease to accrue, bear cash interest, payable monthly, at a rate equal to one-month LIBOR plus 4.00%.

       The Amendment also replaced the existing financial covenants with a minimum EBITDA test, a maximum indebtedness test, and, with effect from the fiscal quarter ending December 31, 2003, a minimum fixed charge coverage ratio test. In addition, Insilco's ability to make capital expenditures and investments and to incur indebtedness was further restricted and Insilco agreed to provide certain additional collateral to its existing lenders under the Amended Credit Agreement.

       The Amendment also provides for $15.0 million of additional funds to be invested by certain of the Company's existing equity holders in the form of a new tranche of senior, unsecured loans under the Amended Credit Agreement. These new loans will accrue interest, which will compound quarterly but not be paid in cash until the maturity date of the loans on June 25, 2007, at a rate based on Insilco's leverage ratio as follows:


           Leverage Ratio                                        Interest Rate
           Greater than 6.0:1                                            30.0%
           Greater than 5.0:1 but not greater than 6.0:1                 25.0%
           Greater than 4.0:1 but not greater than 5.0:1                 20.0%
           Less than or equal to 4.0:1                                   15.0%

       In conjunction with the borrowing of this new tranche of loans, Insilco will grant the lenders making such loans warrants to purchase approximately 60,000 shares of its common stock at $0.01 per share, which would, upon exercise, constitute approximately 38% of Insilco's common stock then outstanding.

       In addition to this $15.0 million of new senior, unsecured loans made at the closing of the Amendment, the Amendment permits the incurrence by Insilco of (i) up to $15.0 million of

                               INSILCO HOLDING CO.

      Notes to the Condensed Consolidated Financial Statements (Unaudited)
                                  June 30, 2001

       further senior, unsecured loans under the Amended Credit Agreement on the same basis and (ii) up to another $15.0 million of senior subordinated notes with a stated maturity and interest rate substantially identical to the new loans under the Amended Credit Agreement but otherwise with terms substantially similar to Insilco's outstanding 12% Senior Notes due 2007. The lenders of any such loans and the purchasers of any such notes would be entitled to receive warrants to purchase four shares of Insilco's common stock for every $1,000 principal amount of loans made or notes purchased. Proceeds of any such additional loans or notes will be included as EBITDA under the Amended Credit Agreement for purposes of determining Insilco's compliance with the new minimum EBITDA covenant contained in the Amended Credit Agreement. While the Amendment permits Insilco to incur such additional loans and issue such notes, Insilco has not sought or obtained any commitments to make any such loans or purchase any such notes and there can be no assurance that any such commitments will be forthcoming if Insilco seeks them.

       In anticipation of the amendment and restatement of its Credit Agreement, on August 13, 2001, Insilco permanently reduced the commitments under the revolving credit portion of its Credit Agreement from $50 million to $44 million.

       Also, in anticipation of such amendment and restatement, the making of the $15.0 million of additional loans thereunder and the issuance of warrants to purchase Insilco's common stock, on August 14, 2001, (i) Insilco's charter was amended to increase the number of its authorized shares of common stock from 1,000 to 1,000,000 and (ii) Insilco effected a 1,000:1 stock split, thereby increasing the number of its outstanding shares of common stock from 100 to 100,000.

                       INDEPENDENT AUDITORS' REVIEW REPORT




THE BOARD OF DIRECTORS AND SHAREHOLDERS
INSILCO HOLDING CO.:

We have reviewed the condensed consolidated balance sheet of Insilco Holding Co. and subsidiaries as of June 30, 2001, and the related condensed consolidated statements of operations for the three-month and six-month periods ended June 30, 2001 and 2000 and cash flows for the six-months ended June 30, 2001 and 2000. These condensed consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of Insilco Holding Co. and subsidiaries as of December 31, 2000, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the year then ended (not presented herein); and in our report dated February 2, 2001, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2000 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.




Columbus, Ohio
August 14, 2000                                     /s/      KPMG LLP

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
        -----------------------------------------------------------------------
        OF OPERATIONS
        -------------

OVERVIEW
--------

Our condensed consolidated results of the three month and six month periods ended June 30, 2000 and 2001, include the acquisition and divestiture of various operations and, therefore, are not directly comparable. Pro forma results of operations, which assume these transactions occurred at the beginning of their respective periods, were disclosed in our Annual Report on Form 10-K for the year ended December 31, 2000 and in Note 3 of the Notes to the Unaudited Condensed Consolidated Financial Statements.

The discussion that follows is based on the summary financial information by business segment presented in Note 8 of the Notes to the Unaudited Condensed Consolidated Financial Statements. Consolidated net sales, EBITDA, and operating income exclude the divestiture of our specialty publishing and automotive segments, which are reported as discontinued operations.

Our second quarter and first half performance was impacted by a number of external factors, including: the continued decelerating U.S. macroeconomic landscape; ongoing financial issues with emerging telecom service providers; and cautious capital spending by larger, well capitalized telecom service providers. These factors have created a significant reduction in demand for our customers' end products and have created excessive inventory levels throughout the supply-chain.

We continue to respond decisively to current market conditions with headcount reductions and limited spending throughout our organization. We also have plans to further consolidate our custom assembly facilities and increase the utilization of our lower cost global manufacturing locations in our passive components segment.

CONSOLIDATED RESULTS OF OPERATIONS
----------------------------------

For the second quarter of 2001, our net sales decreased 37% to $58.4 million from the $92.3 million recorded in the second quarter of 2000. For the first half of 2001, our net sales decreased 19% to $138.4 million from the $170.7 million recorded in the first half of 2000. The decrease is due to the decelerating macroeconomic conditions and reduced demand for our customers' end products discussed in the overview above, partially offset by incremental sales from our recent acquisitions.

As a result, net sales from our Custom Assemblies segment in the second quarter 2001 decreased $20.4 million, or 44%, to $26.2 million, from the $46.6 million recorded in the second quarter of 2000. Sales in the first half of 2001 decreased $14.5 million, or 18%, to $64.6 million, from the $79.1 million recorded in the first half of 2000. Sales to our major optical equipment customer declined $26.9 million, or 90%, in the second quarter 2001 compared to the same period last year and were down $31.9 million, or 72%, in the first half of 2001 compared to the same period last year. This decrease was partially offset by incremental sales from Precision, which was acquired in August 2000.

Net sales from our Passive Components segment in the second quarter 2001 decreased $7.9 million, or 31%, to $17.3 million, from the $25.2 million recorded in the second quarter of 2000. Sales in the first half of 2001 decreased $8.1 million, or 16%, to $41.8 million, from the $49.9 million recorded in the first half of 2000. Lower transformer and connector sales were partially offset by incremental sales from InNet Technologies, which was acquired in January 2001.

In the Precision Stamping segments, net sales in the second quarter 2001 decreased $5.6 million, or 27%, to $14.8 million from the $20.4 million recorded in the second quarter of 2000. Sales in the first half of 2001 decreased $9.7 million, or 23%, to $31.9 million from the $41.6 million recorded in the first half of 2000.

This decrease was due to the general slow down in economic and manufacturing activity, more specifically in the automotive and electronics markets. Precision Stampings was particularly affected by reduced demand from a large customer in the electrical market, which was in the process of restructuring its Far East distribution channels.

EBITDA for the second quarter of 2001 decreased to a loss of $0.9 million from income of $13.3 million recorded in the second quarter of 2000. EBITDA for the first half of 2001 decreased to $6.4 million from $24.0 million recorded in the first half of 2000. The following is a discussion of the decrease in EBITDA by segment.

EBITDA from our Custom Assemblies segment in the second quarter of 2001 decreased $7.7 million to a loss of $0.2 million from income of $7.5 million recorded in the second quarter of 2000. EBITDA in the first half of 2001 decreased $6.8 million to $5.2 million from $12.0 million recorded in the first half of 2000. The decreases were due to the sharp decline in sales, especially in the optical cabling market, coupled with the recognition of certain acquisition costs related to Precision. EBITDA margins for the second quarter and first half declined to (0.6%) from 16.1% and 8.0% from 15.1%, respectively, for the same periods in the prior year.

In our Passive Components segment, EBITDA in the second quarter of 2001 decreased $4.7 million to a loss of $0.5 million from the income of $4.2 million recorded in the second quarter of 2000. EBITDA in the first half of 2001 decreased $7.3 million to $1.4 million from $8.7 million recorded in the first half of 2000. The decreases reflect lower connector and transformer sales, a mix shift toward lower margin products and the expense of certain acquisition costs relating to InNet. EBITDA margins for the second quarter and first half decreased to (3.1%) from 16.7% and 3.2% from 17.3%, respectively, for the same periods in the prior year.

EBITDA from our Precision Stampings segment in the second quarter of 2001 decreased $2.3 million to $0.5 million from the $2.8 million recorded in the second quarter of 2000. EBITDA in the first half of 2001 decreased $4.2 million to $1.4 million from the $5.6 million recorded in the first half of 2000. The decreases reflect lower sales volumes due to the slow down in the general economy and, more specifically, the automotive market. EBITDA margins for the second quarter and first half decreased to 3.6% from 13.6% and 4.3% and 13.4%, respectively, for the same periods in the prior year.

In the second quarter of 2001, unallocated corporate operating expenses declined to $0.7 million from the $1.2 million recorded in the second quarter of 2000. In the first half of 2001, unallocated corporate operating expenses declined to $1.4 million from the $2.2 million recorded in the first half of 2000. The decrease is due to expense reimbursements covered under an August 25, 2000 Management Services Agreement with ThermaSys Corporation, the former "Automotive Businesses."

As a result of the dramatic decline in capital spending in the telecommunications industry, the Company now believes that the growth prospects from its TAT Technologies, Precision, and InNet acquisitions are significantly less than previously expected and those of historical periods. As a result of an extensive review, the Company has determined that the goodwill resulting from these acquisitions is impaired and, in order to write-down goodwill to fair market value, the Company has taken a $97.3 million goodwill impairment charge in the second quarter of 2001. For further information see Note 14 of the Notes to the Unaudited Condensed Consolidated Financial Statements.

Excluding the goodwill impairment, operating income for the second quarter of 2001 decreased $16.8 million to a loss of $7.7 million from income of $9.1 million recorded in the second quarter of 2000. On the same basis, operating income for the first half of 2001 decreased $22.1 million to a loss of $5.9 million from income of $16.2 million recorded in the first half of 2000. The decrease was due to the decline in EBITDA coupled with incremental depreciation and amortization expense primarily attributable to the Precision and InNet acquisitions.

The loss from continuing operations before income taxes and excluding the goodwill impairment charge increased $14.3 million to a loss of $18.5 million in the second quarter of 2001 from a $4.2 million loss recorded in the second quarter of 2000. On the same basis, the loss from continuing operations before income taxes increased $18.8 million to a loss of $28.5 million in the first half of 2001 from a $9.8 million loss recorded in the first half of 2000. The increase was attributable to the decline in operating income. Net interest expense for the second quarter and first half of 2001 decreased by $3.1 million and $3.2 million, respectively from the same period in the prior year, due to the receipt of $1.9 million in interest income related to a tax refund and, to a lesser extent, the reduction in interest rates compared to the same periods in the prior year.

We recorded income tax benefits and effective rates for the second quarter of 2001 and 2000 of $5.0 million, or 4.3% and $1.3 million, or 31.7%, respectively. We recorded income tax benefits and effective rates for the first half of 2001 and 2000 of $7.7 million, or 6.1% and $3.1 million, or 32.2%, respectively. The decrease in the effective benefit rates is primarily due to the write down of goodwill associated with the TAT Technologies, Precision and InNet acquisitions.

On February 11, 2000, through Insilco, we sold our "Specialty Publishing Business" for $93.5 million. On August 25, 2000, we sold a combination of stock and assets of our "Automotive Businesses" to our majority stockholders for net proceeds of $144.5 million. As a result of these transactions, we recorded aggregate income from discontinued operations, net of tax, of $3.6 million in the second quarter of 2000 and $48.0 million in the first half of 2000, which is comprised of $4.9 million in income from operations and $43.0 million in gain on the sale.

We recorded a net loss of $110.8 million in the second quarter of 2001 as compared to net income, after accounting for discontinued operations, of $0.7 million in the second quarter 2000. On the same basis, in the first half of 2001 we recorded a net loss of $118.2 million as compared to net income, after accounting for discontinued operations, of $41.3 million in the first half of 2000.

RECENT ACCOUNTING PRONOUNCEMENTS

In July 2001, the FASB issued Statement No. 141, "Business Combinations" and Statement No. 142, "Goodwill and Other Intangible Assets". Statement No. 141 requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001, establishes specific criteria for the recognition of intangible assets separately from goodwill and requires unallocated negative goodwill to be written off immediately as an extraordinary gain. Statement No. 142 makes the following significant changes: 1) goodwill and indefinite lived intangible assets will no longer be amortized, 2) goodwill will be tested for impairment at least annually at the reporting unit level, 3) intangible assets deemed to have an indefinite life will be tested for impairment at least annually, and 4) the amortization period of intangible assets with finite lives will no longer be limited to forty years. The Company is required to adopt the provisions of Statement 141 immediately, and Statement 142 effective January 1, 2002. Because of the extensive effort needed to comply with adopting the new rules, it is not practicable to reasonably estimate the impact of adopting these statements on the Company's financial statements at the date of this report, including whether any transitional impairment losses will be required to be recognized as the cumulative effect of a change in accounting principle.

LIQUIDITY AND CAPITAL RESOURCES

Cash flows from operations were a use of $2.1 million for the six months ended June 30, 2001 as compared to a source of $5.4 million for the same period in 2000, which reflects a decrease of $7.5 million. The decrease was due to the pre-tax operating loss, partially offset by a net source from working capital. During the six months, Insilco paid $7.2 million in interest on our 12% Senior Subordinated Notes due 2007 and Insilco plans to make its next interest payment on these notes, which is due August 15, 2001.

Capital expenditures for the first half of 2001 were $4.3 million as compared to $3.5 million in the first half of 2000. The increase reflects certain carryover projects in the Precision Stampings segment from the fourth quarter 2000. Capital expenditure allocations during the current period by segment were 27% to Custom Assemblies, 42% to Passive Components, and 30% to Precision Stampings. As previously disclosed, the Company expects to curtail capital expenditures to coincide with market conditions.

On January 10, 2001, through Insilco, we purchased InNet Technologies, Inc. for $44.1 million, net of cash acquired, using cash and $25.0 million of additional Term B Facility borrowings, as permitted under the Credit Agreement.

Insilco paid quarterly mandatory prepayments on the term facility of $1.2 million, in the first quarter of 2001, and $1.25 million in April and July 2001. Future term loan mandatory prepayments of $1.25 million and $1.7 million are due in October and December of 2001, respectively.

As a result of the TAT Technologies and Precision acquisitions, in April 2001, we paid approximately $15.1 million of acquisition related incentives, which were accrued at December 31, 2000. We also received a tax refund, including interest, of $4.4 million in April 2001. We have a tax payment of approximately $5.2 million due by November 2001. This payment relates to the capital gain from the sale of the shares of Arup Alu-Rohr und Profil GmbH, part of the "Automotive Businesses".

On June 30, 2001, Insilco was not in compliance with certain financial covenants under its Credit Agreement. In response to this situation, Insilco entered into negotiations with its lenders and the Company's equity holders which resulted, on August 14, 2001, in waivers by the Insilco's lenders of such defaults, an Amended Credit Agreement and the investment by certain of the Company's equity holders of an additional $15.0 million in senior unsecured loans to Insilco under the Amended Credit Agreement.

Pursuant to the Amended Credit Agreement, the cash interest rate on existing loans, and the fees payable with respect to outstanding letters of credit, were increased by 0.75% and the unused commitment fee under the revolving credit portion of the Amended Credit Agreement was increased by 0.25%. The Amendment also requires Insilco to accrue deferred interest and fees on outstanding loans and letters of credit at a rate of 2.00% per annum until the later of the delivery of Insilco's financial statements for the fiscal quarter ending December 31, 2002 and Insilco achieving $38.0 million of EBITDA in a period of two consecutive fiscal quarters, with such accrued interest to be subject to an aggregate minimum of $7.0 million. Such deferred interest and fees will be payable on the maturity date of the corresponding loans and commitments but will, beginning on the date such deferred amounts cease to accrue, bear cash interest, payable monthly, at a rate equal to one-month LIBOR plus 4.00%.

The Amendment also replaced the existing financial covenants with a minimum EBITDA test, a maximum indebtedness test, and, with effect from the fiscal quarter ending December 31, 2003, a minimum fixed charge coverage ratio test. In addition, Insilco's ability to make capital expenditures and investments and to incur indebtedness was further restricted and Insilco agreed to provide certain additional collateral to its existing lenders under the Amended Credit Agreement.

The Amendment also provides for $15.0 million of additional funds to be invested by certain of the Company's existing equity holders in the form of a new tranche of senior, unsecured loans under the Amended Credit Agreement. These new loans will accrue interest, which will compound quarterly but not be paid in cash until the maturity date of the loans on June 25, 2007, at a rate based on Insilco's leverage ratios.

In conjunction with the borrowing of this new tranche of loans, Insilco will grant the lenders making such loans warrants to purchase approximately 60,000 shares of its common stock at $0.01 per share, which would, upon exercise, constitute approximately 38% of the common stock then outstanding.

In addition to this $15.0 million of new senior, unsecured loans made at the closing of the Amendment, the Amendment permits the incurrence by Insilco of (i) up to $15.0 million of further senior, unsecured loans under the Amended Credit Agreement on the same basis and (ii) up to another $15.0 million of senior subordinated notes with a stated maturity and interest rate substantially identical to the new loans under the Amended Credit Agreement but otherwise with terms substantially similar to Insilco's outstanding 12% Senior Notes due 2007. The lenders of any such loans and the purchasers of any such notes would be entitled to receive warrants to purchase four shares of Insilco's common stock for every $1,000 principal amount of loans made or notes purchased. Proceeds of any such additional loans or notes will be included as EBITDA under the Amended Credit Agreement for purposes of determining Insilco's compliance with the new minimum EBITDA covenant contained in the Amended Credit Agreement. While the Amendment permits Insilco to incur such additional loans and issue such notes, Insilco has not sought or obtained any commitments to make any such loans or purchase any such notes and there can be no assurance that any such commitments will be forthcoming if Insilco seeks them.

In anticipation of the amendment and restatement of its Credit Agreement, on August 13, 2001, Insilco permanently reduced the commitments under the revolving credit portion of its Credit Agreement from $50 million to $44 million.

Also, in anticipation of such amendment and restatement, the making of the $15.0 million of additional loans thereunder and the issuance of warrants to purchase Insilco's common stock, on August 14, 2001, (i) Insilco's charter was amended to increase the number of its authorized shares of common stock from 1,000 to 1,000,000 and (ii) Insilco effected a 1,000:1 stock split, thereby increasing the number of its outstanding shares of common stock from 100 to 100,000.

At August 14, 2001, we had cash and borrowing availability of approximately $30.0 million. The Company remains highly leveraged and believes its cash flow from operations, cash on-hand and funds received under the Amended Credit Agreement will be sufficient to satisfy working capital requirements and capital expenditure needs through at least August 15, 2002.

As of June 30, 2001, our stockholders' deficit totaled $309.1 million, which is the result of both the 1998 Mergers and the 1997 share repurchases as described in our Annual Report on Form 10-K for the year ended December 31, 1998.

OUTLOOK

As a result of continued weak market conditions, we do not expect improved performance in the second half of 2001. We see no current signs of a rebound in the U.S. economy and we expect emerging telecom carriers to continue to experience difficulty in securing equipment financing. Therefore, we expect these carriers will continue to cancel or delay equipment orders, causing them to further delay spending with major telecommunication equipment OEM's which will extend the time required to deplete excessive inventory levels within the supply chain.

We continue to believe our strategy and strong customer relationships will enable us to capitalize on market opportunities now and over the next two to three years. However, it is difficult to predict how long the sluggish demand in our end markets will last. Therefore, there can be no assurances that these activities are indications of a second-half sales increase or that the slow down in order activity will be short-term or that economic conditions will not deteriorate further.

Thus, the magnitude and duration of these circumstances could impact our principal sources of liquidity, which include cash on-hand, cash from our operating activities and potential funding under the Amended Credit Agreement, which in turn could limit our ability to meet our future cash requirements for working capital, capital expenditures, interest, taxes and debt repayments and the execution of our acquisition strategies.

MARKET RISK AND RISK MANAGEMENT

Our general policy is to use foreign currency borrowings as needed to finance our foreign currency denominated assets. We use such borrowings to reduce our asset exposure to the effects of changes in exchange rates - not as speculative investments. As of June 30, 2001, we did not have any derivative instruments in place for managing foreign currency exchange rate risks.

At the end of the second quarter of 2001, we had $220.1 million in variable rate debt outstanding. A one-percentage point increase in interest rates would increase the amount of annual interest paid by approximately $2.2 million, using average debt levels. As of June 30, 2001, we had no interest rate derivative instruments in place for managing interest rate risks.

FORWARD-LOOKING INFORMATION

Except for the historical information contained herein, the matters discussed in this Form 10-Q included in "Management's Discussion and Analysis of Financial Condition and Results of Operations" include "Forward Looking Statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Although we believe that the expectations reflected in the Forward-Looking Statements contained herein are reasonable, no assurance can be given that such expectations will prove to have been correct. Certain important factors that could cause actual results to differ materially from expectations ("Cautionary Statements") include, but are not limited to the following:

-        delays in new product introductions;
-        lack of market acceptance of new products;
-        changes in demand for our products;
-        changes in market trends;
-        short-term and long-term outlook;
-        operating hazards;
-        general competitive pressures from existing and new competitors;
-        effects of governmental regulations;
-        changes in interest rates; and
- adverse economic conditions which could affect the amount of cash available for debt servicing and capital investments.

All subsequent written and oral Forward-Looking Statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements.

ITEM 3.   QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

The information called for by this item is provided under the caption "Market Risk and Risk Management" under Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations.

                           PART II. OTHER INFORMATION
                           --------------------------

ITEM 1.   LEGAL PROCEEDINGS
          -----------------
          (None)

ITEM 2.   CHANGES IN SECURITIES AND USE OF PROCEEDS
          -----------------------------------------
          (None)

ITEM 3.   DEFAULTS UPON SENIOR SECURITIES
          -------------------------------
          (None)

ITEM 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITIES HOLDERS
          -----------------------------------------------------

          The Company held its Annual Meeting of Shareholders on June 7, 2001 for the purpose of electing six directors to serve one-year terms expiring in 2002. The number of votes cast for or against each director nominee is as follows:

                                      Votes For          Votes Withheld
                                   -----------------    ------------------
          James E. Ashton                 1,231,000                     -
          John F. Fort III                1,231,000                     -
          George A. Peinado               1,231,000                     -
          David Y. Howe                   1,231,000                     -
          Thompson Dean                   1,231,000                     -
          David A. Kauer                  1,231,000                     -


ITEM 5.   OTHER INFORMATION
          -----------------
          (None)

ITEM 6.   EXHIBITS AND REPORTS ON FORM 8-K
          --------------------------------

     (a)   Exhibits

           None

     (b)   Reports on Form 8-K

           A report, dated May 10, 2001 on Form 8-K was filed with the SEC on May 11, 2001, pursuant to Items 5 and 7 of that form.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                   INSILCO HOLDING CO.
                                                   -------------------


Date:   August 14, 2001                      By:   /s/ Michael R. Elia
                                                   -------------------
                                                   Michael R. Elia
                                                   Senior Vice President,
                                                   Chief Financial Officer,
                                                   Treasurer and Secretary

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                FORM 10-Q/A No.1



         (X) QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                  For the quarterly period ended June 30, 2001

                                       OR

         (  )     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

           For the transition period from ____________ to ____________

                         Commission File Number: 0-24813

                               INSILCO HOLDING CO.
             (Exact name of registrant as specified in its charter)

                Delaware                                  06-1158291
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                   Identification No.)

                 425 Metro Place North
                      Fifth Floor
                     Dublin, Ohio                          43017
       (Address of principal executive offices)         (Zip Code)

                                  614-792-0468
              (Registrant's telephone number, including area code)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. (X) Yes ( ) No

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date. As of August 8, 2001, 1,480,849 shares of common stock, $.001 par value, were outstanding.

                      INSILCO HOLDING CO. AND SUBSIDIARIES



                           INDEX TO FORM 10-Q/A No. 1




                                                                                                      Page
                                                                                                      ----
PART I.    FINANCIAL INFORMATION
-------    ---------------------

Item 1.    Financial Statements (unaudited)                                                             4

Item 2.    Management's Discussion and Analysis of Financial Condition and
           Results of Operations                                                                       19

Item 3.    Quantitative and Qualitative Disclosure About Market Risk                                   25

PART II.  OTHER INFORMATION
--------  -----------------

Item 1.    Legal Proceedings                                                                           25

Item 2.    Changes in Securities and Use of Proceeds                                                   25

Item 3.    Defaults upon Senior Securities                                                             25

Item 4.    Submission of Matters to a Vote of Securities Holders                                       25

Item 5.    Other Information                                                                           25

Item 6.    Exhibits and Reports on Form 8-K                                                            25

                      INSILCO HOLDING CO. AND SUBSIDIARIES


                          PART I. FINANCIAL INFORMATION
                          -----------------------------

ITEM 1.     FINANCIAL STATEMENTS (UNAUDITED)
            ---------------------------------                              Page

            Condensed Consolidated Balance Sheets at June 30, 2001           4
            and December 31, 2000

            Condensed Consolidated Statements of Operations for the three    5
            months and six months ended June 30, 2001 and 2000

            Condensed Consolidated Statements of Cash Flows for the          6
            six months ended June 30, 2001 and 2000

            Notes to the Condensed Consolidated Financial Statements         7

            Independent Auditors' Review Report                             18

                   Condensed Consolidated Balance Sheets
                     (In thousands, except share data)

                                                                                             As of
                                                                              -------------------------------------
                                                                                      June 30,         December 31,
                                                                                       2001               2000
                                                                              ------------------- -----------------
                                   Assets                                         (Unaudited)        (Note 1)
                                   ------
Current assets:
  Cash and cash equivalents                                                             $ 31,643            28,087
  Trade receivables, net                                                                  37,629            61,609
  Other receivables                                                                        1,483             1,818
  Inventories, net                                                                        53,123            58,779
  Deferred taxes                                                                            2,177            2,373
  Prepaid expenses and other current assets                                                2,457             5,400
                                                                                 ----------------   ---------------

    Total current assets                                                                 128,512           158,066

Property, plant and equipment, net                                                        57,982            58,274
Deferred taxes                                                                             9,340             1,077
Goodwill, net                                                                             57,850           121,326
Other assets and deferred charges                                                         15,995            17,745
                                                                                 ----------------   ---------------
    Total assets                                                                       $ 269,679           356,488
                                                                                 ================   ===============
                   Liabilities and Stockholders' Deficit
                   -------------------------------------
Current liabilities:
  Current portion of long-term debt                                                      $ 5,213             5,210
  Accounts payable                                                                        18,177            28,655
  Accrued expenses                                                                        16,030            34,369
  Income taxes payable                                                                     6,648             6,915
  Other current liabilities                                                                6,945             7,431
                                                                                 ----------------   ---------------
    Total current liabilities                                                             53,013            82,580

Long-term debt, excluding current portion                                                437,290           374,956
Other long-term obligations, excluding current portion                                    37,504            38,065
15% Preferred stock; 3,000,000 shares authorized; 1,400,000 shares issued and outstanding at June 30, 2001 and December 31, 2000,
  (redemption value $73,000,000)                                                          50,981            47,088
Stockholders' deficit:
  Common stock, $.001 par value; 15,000,000 shares authorized;
    1,480,849 shares issued and outstanding at June 30, 2001 and
    December 31, 2000                                                                          1                 1
  Additional paid-in capital                                                              69,834            69,834
  Accumulated deficit                                                                   (374,546)         (252,461)
  Accumulated other comprehensive loss                                                    (4,398)           (3,575)
                                                                                 ----------------   ---------------
   Stockholders' deficit                                                                (309,109)         (186,201)
                                                                                 ----------------   ---------------
Contingencies (See Note 6 and 7)
    Total liabilities and stockholders' deficit                                        $ 269,679           356,488
                                                                                 ================   ===============

See accompanying notes to the unaudited condensed consolidated financial statements.

                      INSILCO HOLDING CO. AND SUBSIDIARIES

                 Condensed Consolidated Statements of Operations
                                   (Unaudited)
                      (In thousands, except per share data)

                                                                     Three Months Ended                  Six Months Ended
                                                                         June 30,                             June 30,
                                                              ----------------------------------    ---------------------------
                                                                   2001              2000               2001          2000
                                                              ----------------  ----------------    -------------  ------------

Net sales                                                            $ 58,367            92,304          138,357       170,669
Cost of products sold                                                  51,499            66,584          115,132       123,864
Depreciation and amortization                                           5,194             3,649           10,318         6,679
Goodwill impairment charge                                             97,308                 -           97,308             -
Selling, general and administrative expenses                            9,441            12,987           18,822        23,955
                                                              ----------------  ----------------    -------------  ------------
   Operating income (loss)                                           (105,075)            9,084         (103,223)       16,171
                                                              ----------------  ----------------    -------------  ------------

Other income (expense):
   Interest expense                                                   (12,446)          (13,354)         (24,925)      (25,758)
   Interest income                                                      2,287                56            2,547           153
   Other, net                                                            (615)              (31)            (252)         (352)
                                                              ----------------  ----------------    -------------  ------------

    Total other expense                                               (10,774)          (13,329)         (22,630)      (25,957)
                                                              ----------------  ----------------    -------------  ------------

   Loss before income taxes and discontinued operations              (115,849)           (4,245)        (125,853)       (9,786)

Income tax benefit                                                      5,012             1,344            7,660         3,147
                                                              ----------------  ----------------    -------------  ------------

   Loss before discontinued operations                               (110,837)           (2,901)        (118,193)       (6,639)

Discontinued operations, net of tax:
    Income from operations                                                  -             3,618                -         4,925
     Gain on sale                                                           -                   -              -       43,038
                                                              ----------------  ----------------    -------------  ------------
      Income from discontinued operations                                   -             3,618                -        47,963
                                                              ----------------  ----------------    -------------  ------------

Net income (loss)                                                    (110,837)              717         (118,193)       41,324

Preferred stock dividend                                               (1,982)           (1,710)          (3,892)       (3,359)
                                                              ----------------  ----------------    -------------  ------------

   Net income (loss) available to common                           $ (112,819)             (993)        (122,085)       37,965
                                                              ================  ================    =============  ============

Basic earnings (loss) available per common share:
   Loss from continuing operations                                   $ (75.26)            (3.01)          (81.44)        (6.53)
   Discontinued operations                                                  -              2.36                -         31.33
                                                              ----------------  ----------------    -------------  ------------
   Basic net income (loss)                                           $ (75.26)            (0.65)          (81.44)        24.80
                                                              ================  ================    =============  ============

Diluted earnings (loss) available per common share:
   Loss from continuing operations                                   $ (75.26)            (3.01)          (81.44)        (6.53)
   Discontinued operations                                                  -              2.36                -         31.33
                                                              ----------------  ----------------    -------------  ------------
   Diluted net income (loss)                                         $ (75.26)            (0.65)          (81.44)        24.80
                                                              ================  ================    =============  ============


See accompanying notes to the unaudited condensed consolidated financial statements.

                      INSILCO HOLDING CO. AND SUBSIDIARIES


                 Condensed Consolidated Statements of Cash Flows
                                   (Unaudited)
                                 (In thousands)

                                                                                      Six Months Ended
                                                                                           June 30
                                                                                --------------   -------------
                                                                                    2001             2000
                                                                                --------------   -------------
Cash flows from operating activities:
   Net income (loss)                                                                $(118,193)         41,324
   Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
     Net income from discontinued operations                                                -         (14,302)
     Depreciation and amortization                                                     10,318           6,679
     Deferred taxes                                                                    (8,067)          2,268
     Other noncash charges and credits                                                  8,065           7,566
     Goodwill impairment charge                                                        97,308               -
     Change in operating assets and liabilities:
       Receivables                                                                     28,357          (4,740)
       Inventories                                                                      9,639          (6,326)
       Prepaids                                                                         3,018              28
       Payables                                                                       (13,500)           (236)
       Other current liabilities and other                                            (19,059)         (2,096)
     Discontinued operations:
       Gain on sale                                                                         -         (43,038)
       Depreciation                                                                         -           5,242
       Changes in discontinued operations                                                   -          13,057
                                                                                --------------   -------------
         Net cash provided by (used in) operating activities                           (2,114)          5,426
                                                                                --------------   -------------
   Cash flows from investing activities:
     Other investing activites                                                             61               5
     Capital expenditures                                                              (4,302)         (3,473)
     Acquisitions, net of cash acquired                                               (44,174)       (100,594)
     Discontinued operations:
       Proceeds from sale                                                                   -          72,845
       Capital expenditures                                                                 -          (3,634)
                                                                                --------------   -------------
         Net cash used in investing activities                                        (48,415)        (34,851)
                                                                                --------------   -------------
   Cash flows from financing activities:
     Proceeds from additional Term B Loan                                              25,000               -
     Principal and other debt payments                                                 (3,431)         (1,389)
     Return of equity units to management                                                   -             (63)
     Proceeds from revolving credit facility                                           33,000          28,128
                                                                                --------------   -------------
         Net cash provided by financing activities                                     54,569          26,676
                                                                                --------------   -------------
Effect of exchange rate changes on cash                                                  (484)              -
                                                                                --------------   -------------
         Net increase (decrease) in cash and cash equivalents                           3,556          (2,749)
Cash and cash equivalents at beginning of period                                       28,087           6,454
                                                                                --------------   -------------
Cash and cash equivalents at end of period                                           $ 31,643           3,705
                                                                                ==============   =============

Interest paid                                                                        $ 17,092          19,038
                                                                                ==============   =============

Income taxes paid                                                                       $ 829           2,118
                                                                                ==============   =============



See accompanying notes to the unaudited condensed consolidated financial statements.

                               INSILCO HOLDING CO.

      Notes to the Condensed Consolidated Financial Statements (Unaudited)
                                  June 30, 2001


(1)     Basis of Presentation
        ---------------------


        The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q/A No.1 and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month and six month periods ended June 30, 2001 are not necessarily indicative of the results that may be expected for the year ended December 31, 2001.


        The balance sheet at December 31, 2000 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the consolidated financial statements and footnotes thereto included in Insilco Holding Co. and Subsidiaries ("Holdings" or the "Company") Annual Report on Form 10-K for the year ended December 31, 2000.

(2)     Discontinued Operations
        -----------------------

        On August 25, 2000, the Company sold its "Automotive Businesses" to ThermaSys Holding Company, ThermaSys Corporation ("ThermaSys"), a wholly owned subsidiary of ThermaSys Holding Company, ThermaSys I, Inc., ThermaSys II, Inc., and ThermaSys III, Inc., for net proceeds of $144.5 million. The ThermaSys companies are owned by the Company's majority stockholders. The gain on sale was $20.5 million, net of taxes of $17.3 million. The "Automotive Businesses" manufacture, sell and distribute tubing and heat exchanger products and transmission and suspension components through General Thermodynamics and Thermal Components, both divisions of the Company, and the following wholly-owned subsidiaries of the company: Steel Parts Corporation, Arup Alu-Rohr und Profil GmbH, Thermal Transfer Products, Ltd., Great Lake, Inc., and Thermal Components Inc., as well as the Company's 51% ownership in Dalian General Thermodynamics Incorporated, Ltd. As a result of this sale, the accompanying consolidated statements of operations and cash flows are reclassified to account for the sale of the "Automotive Businesses" as a discontinued operation. Proceeds from the sale were used to reduce bank debt.

        On February 11, 2000, the Company, through its wholly-owned subsidiary Insilco Technologies, Inc. ("Insilco"), executed a definitive sale agreement with TP Acquisition Corp., a wholly-owned subsidiary of Castle Harlan Partners III, L.P. to sell it publishing business, Taylor Publishing Company for gross proceeds of approximately $93.5 million. Closing proceeds of approximately $72.8 million from this transaction plus approximately $21.2 million in retained customer deposits, net of other working capital adjustments were used to reduce borrowings under Insilco's Term Credit Facility. The gain on the sale was $43.0 million, net of taxes of $23.6 million.

(3)     Acquisitions
        ------------

        On January 10, 2001, through Insilco, the Company acquired the outstanding equity interests in InNet Technologies, Inc. ("InNet"), excluding the approximately 16% of the outstanding equity interests that the Company already owned. InNet, now a wholly-owned subsidiary, is a California-based designer,

                               INSILCO HOLDING CO.

      Notes to the Condensed Consolidated Financial Statements (Unaudited)
                                  June 30, 2001

        developer and marketer of a broad range of magnetic interface products for networking, computer and telecommunications original equipment manufacturers. The gross purchase price paid for the remaining equity interests was $44.9 million and was financed with cash and additional borrowings of $25.0 million under Insilco's Term B Facility provided for under the Credit Agreement. The purchase method of accounting has been used to account for the purchase; accordingly the results of operations of InNet have been included in the Company's consolidated financial statements from January 10, 2001. The purchase price, net of cash acquired and including costs incurred directly related to the transaction, was $44.2 million. The preliminary excess of the purchase price over identifiable assets acquired was $37.9 million, which will be amortized on a straight-line basis over 20 years. The Company expects to have adjustments to this preliminary amount resolved within one year and does not expect these adjustments to be material. This acquisition did not result in a significant business combination within the definition provided by the Securities and Exchange Commission. At June 30, 2001, the Company evaluated the fair value of the InNet goodwill and recorded a pre-tax charge of $7.5 million and changed the useful life of the remaining goodwill to 7 years, see further discussion at Note 14, Impairment of Goodwill.

        On August 25, 2000, the Company, through Insilco, purchased Precision Cable Manufacturing ("Precision") for a gross purchase price of $54.8 million, including final working capital adjustments. The purchase price, net of cash acquired, and including estimated costs incurred directly related to the transaction and final working capital adjustments, was $55.0 million. Precision is a Rockwall, Texas-based cable and wire assembly provider primarily to the telecommunications industry. The purchase price was financed with borrowings under the Credit Agreement. The purchase method of accounting has been used to account for the purchase; accordingly the results of operations of Precision have been included in the Company's consolidated financial statements from August 25, 2000. The excess of the purchase price over net identifiable assets acquired was $37.6 million, and is being amortized on a straight-line basis over 20 years. The acquisition did not result in a significant business combination within the definition provided by the Securities and Exchange Commission. At June 30, 2001, the Company evaluated the fair value of the Precision goodwill and recorded a pre-tax charge of $14.9 million and changed the useful life of the remaining goodwill to 7 years, see further discussion at Note 14, Impairment of Goodwill.

        On February 17, 2000, the Company, through Insilco and through two newly created wholly owned subsidiaries, Insilco Technology (Canada) Corporation and 9087-3498 Quebec Inc., executed a definitive agreement to purchase 9011-7243 Quebec Inc., known as TAT Technologies. 9087-3498 Quebec Inc., purchased 9011-7243 Quebec Inc. The surviving company, TAT Technologies, is a wholly owned subsidiary of Insilco Technology (Canada) Corporation and is a Montreal-based provider of cable and wire assemblies. The entire purchase price was financed with borrowings under Insilco's Term B Facility. The gross purchase price paid by the Company was $102.1 million. The purchase price, net of cash acquired and including estimated costs incurred directly related to the transaction was $100.6 million. The purchase method of accounting has been used to account for the purchase, accordingly, the results of operations of TAT have been included in the Company's consolidated financial statements from February 17, 2000. The excess of the purchase price over net identifiable assets acquired is $82.4 million, and is being amortized on a straight-line basis over 20 years. At June 30, 2001, the Company evaluated the fair value of the TAT Technologies goodwill and recorded a pre-tax charge of $74.9 million and changed the useful life of the remaining goodwill to 7 years, see further discussion at Note 14, Impairment of Goodwill.

                               INSILCO HOLDING CO.

      Notes to the Condensed Consolidated Financial Statements (Unaudited)
                                  June 30, 2001


        As a result of these transactions, the Company's condensed consolidated results for the periods presented are not directly comparable. Pro forma results of operations for the three months and six months ended June 30, 2001 and 2000, which assume the transactions occurred at the beginning of the period are as follows (in thousands, except per share data):



                                                           Three months ended                Six months ended
                                                                June 30,                         June 30,
                                                      ------------------------------   ------------------------------
                                                           2001            2000            2001            2000
                                                      ----------------  ------------   --------------  --------------

        Net Sales                                       $  58,367         112,321         138,357         210,832

        Loss available to common                        $(112,819)         (3,213)       (122,085)         (8,322)

        Diluted loss per share available to common      $  (75.26)          (2.10)         (81.44)          (5.44)



(4)    Inventories

       Inventories consisted of the following (in thousands):

                                                 As of
                                        ------------------------
                                        June 30,    December 31,
                                          2001         2000
                                        ----------   -----------

        Raw materials and supplies      $27,132       31,620
        Work-in-process                   8,957       11,234
        Finished goods                   17,034       15,925
                                        -------      -------

           Total inventories            $53,123       58,779
                                        =======      =======

(5)    Capital Stock and Warrants
       --------------------------

       Through June 30, 2001, the Company has cumulatively accreted $18.9 million towards the payment of dividends on the PIK (Paid in Kind) Preferred Stock.

       At June 30, 2001, 49,000 warrants to purchase 15,925 shares of the Company's Common Stock at a purchase price of $0.01 per share remain outstanding.

(6)    Contingencies
       -------------

       The Company is implicated in various claims and legal actions arising in the ordinary course of business. Those claims or liabilities will be addressed in the ordinary course of business and will be paid as expenses are incurred. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

                               INSILCO HOLDING CO.

      Notes to the Condensed Consolidated Financial Statements (Unaudited)
                                  June 30, 2001


(7)    Long-Term Debt

       A summary of long-term debt is as follows (in thousands):


                                          June 30,          December 31,
                                            2001                2000
                                       ----------------   -----------------

       Term Facilities                       $ 182,563             160,250
       12% Senior Subordinated Notes           119,821             119,807
       14% Senior Discount Notes               102,026              95,165
       Revolving Facility                       37,500               4,500
       Miscellaneous                               593                 444
                                       ----------------   -----------------
                                               442,503             380,166
       Less current portion                     (5,213)             (5,210)
                                       ----------------   -----------------
                                             $ 437,290             374,956
                                       ================   =================


       On June 30, 2001, Insilco was not in compliance with certain financial covenants under its Credit Agreement and on August 14, 2001 Insilco amended and restated its Credit Agreement, see further discussion in Note 15, Subsequent Events.

       On August 25, 2000, through Insilco, the Company amended and restated Insilco's Bank Credit Agreement ("Credit Agreement"). The Credit Agreement provides for three credit facilities (the "Credit Facilities"): a $50.0 million, 6 year senior secured revolving loan ("Revolving Facility"), a $35.0 million 6 year senior secured amortizing Term A loan ("Term A Facility") and a $125.0 million, 7 year senior secured amortizing Term B loan ("Term B Facility"). The Company also had the option to increase the Credit Facilities by an additional $25.0 million. On January 10, 2001, the Company used this option to increase the Credit Facilities, under the Term B Facility, by $25.0 million to partially fund the acquisition of InNet Technologies, Inc. (see further discussion at Note 3.) As of June 30, 2001, the Company had outstanding $37.5 million under the Revolving Facility, $33.3 million under the Term A Facility and $149.3 million under the Term B Facility.

       As a result of these actions, in the third quarter of 2000, the Company recorded an extraordinary charge of $4.8 million (net of a tax benefit of $1.9 million) related to the write-off of unamortized debt issuance costs associated with Insilco's 1998 Bank Credit Agreement.

       The Revolving Facility provides for a $35.0 million sublimit for issuance of letters of credit and up to a $15.0 million sublimit for Canadian Dollar borrowings and up to a $15.0 million sublimit for Euro Dollar borrowings. The Revolving Facility matures on the sixth anniversary of the agreement. There are no mandatory prepayments.

       The Term A Facility is subject to mandatory quarterly prepayments in each of its six years, beginning with December 2000, as follows: $875,000 for the first two years, $1,312,500 for the third year, $1,750,000 for the fourth and fifth years and $2,187,500 for the final year. The Term B Facility is

                               INSILCO HOLDING CO.

      Notes to the Condensed Consolidated Financial Statements (Unaudited)
                                  June 30, 2001

       subject to mandatory quarterly prepayments of $312,500 for the first six years and quarterly payments of $29.4 million in the seventh year.

       Interest accrues under the Credit Facilities at floating rates calculated with respect to either the London Interbank Offered Rate ("LIBOR") or Bank One's Base Rate, plus an applicable margin. LIBOR at June 30, 2001 was 3.835%. The margin, in turn, fluctuates based on the leverage ratio (as defined in the Bank Credit Agreement). The Company also pays an unused commitment fee, which also fluctuates based upon the leverage ratio of the Company and is based upon availability under the Revolving Facility. At June 30, 2001, the applicable margin for the Term A Facility and the Revolving Facility was LIBOR plus 3.25%. At June 30, 2001, the applicable margin for the Term B Facility was LIBOR plus 3.75%. The unused commitment fee at June 30, 2001 was 0.5%. The applicable margins and unused commitment fee are determined by the Company's leverage ratio.

(8)    Segment Information
       -------------------

       The following summary financial information by business segment (in thousands) is consistent with the basis of segmentation and measurement of segment profit or loss used in the Company's December 31, 2000 condensed consolidated financial statements:

                               INSILCO HOLDING CO.

      Notes to the Condensed Consolidated Financial Statements (Unaudited)
                                  June 30, 2001


                                                           Three Months Ended               Six Months Ended
                                                                June 30,                        June 30,
                                                     -------------------------------   ---------------------------
                                                          2001            2000             2001          2000
                                                     ---------------  --------------   -------------- ------------
Net Sales:
   Custom Assemblies                                       $ 26,225          46,628           64,559       79,127
   Passive Components                                        17,300          25,212           41,863       49,947
   Precision Stampings                                       14,842          20,464           31,935       41,595
                                                     ---------------  --------------   -------------- ------------
    Total net sales                                        $ 58,367          92,304          138,357      170,669
                                                     ===============  ==============   ============== ============

Loss from continuing operations
  before income taxes:
   Custom Assemblies                                         $ (170)          7,503            5,159       11,954
   Passive Components                                          (541)          4,210            1,345        8,664
   Precision Stampings                                          532           2,792            1,370        5,578
   Unallocated operating amount:
     Corporate operating expenses                              (681)         (1,178)          (1,438)      (2,241)
                                                     ---------------  --------------   -------------- ------------
    Earnings (loss) before interest, taxes
      depreciation and amortization (EBITDA)                   (860)         13,327            6,436       23,955
   Depreciation and amortization                             (5,194)         (3,649)         (10,318)      (6,679)
   Goodwill impairment charge                               (97,308)              -          (97,308)           -
   Unallocated non-operating amounts:
     Significant legal expense                                 (104)           (343)            (129)        (343)
     Severance and other                                     (1,609)           (251)          (1,904)        (762)
                                                     ---------------  --------------   -------------- ------------
      Total operating income (loss)                        (105,075)          9,084         (103,223)      16,171
   Interest expense                                         (12,446)        (13,354)         (24,925)     (25,758)
   Interest income                                            2,287              56            2,547          153
   Other, net                                                  (615)            (31)            (252)        (352)
                                                     ---------------  --------------   -------------- ------------
    Loss from continuing
      operations before income taxes                     $ (115,849)         (4,245)        (125,853)      (9,786)
                                                     ===============  ==============   ============== ============

Loss before discontinued operations                      $ (110,837)         (2,901)        (118,193)      (6,639)
                                                     ===============  ==============   ============== ============


        A summary of identifiable assets by segment follows (in thousands):

                                                                 As of
                                         June 30,             December 31,
                                           2001                  2000
                                    -------------------   -------------------

         Custom Assemblies                    $ 93,873               217,739
         Passive Components                     81,025                57,431
         Precision Stampings                    48,817                52,563
         Corporate                              45,964                28,755
                                    -------------------   -------------------
            Total                            $ 269,679               356,488
                                    ===================   ===================

                               INSILCO HOLDING CO.

      Notes to the Condensed Consolidated Financial Statements (Unaudited)
                                  June 30, 2001

       The significant decrease in the Custom Assemblies' identifiable assets is due to the TAT Technologies and Precision goodwill impairment charges. The significant increase in identifiable assets of Passive Components relates to the acquisition of InNet in January 2001, offset somewhat by the InNet goodwill impairment charge (see Notes 3 and 14).

(9)    Comprehensive Income (Loss)
       ---------------------------

       Comprehensive income (loss) was ($109,209,000) and $94,000 for the three months ended June 30, 2001 and 2000, respectively, including other comprehensive income (loss) consisting of foreign currency translation gains (losses) totaling $1,628,000 and ($623,000), respectively. Comprehensive income (loss) for the six months ended June 30, 2001 and 2000, respectively, was ($119,016,000) and $40,024,000 including other comprehensive loss consisting of foreign currency translation losses totaling $823,000 and $1,300,000, respectively.

(10)   Related Party Transactions
      ---------------------------

       The Company paid Credit Suisse First Boston ("CSFB") retainer fees of $150,000 year to date June 30, 2001. The Company paid Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") retainer fees of $75,000 year to date June 30, 2000. CSFB acquired DLJSC during 2000. The Company had a payable to CSFB for retainer fees related to investment banking services of $75,000 and $150,000 at June 30, 2001 and 2000. The Company also paid $625,000 in underwriting fees to CSFB in the first quarter of 2001.

       The Company received $136,000 and $292,000 from ThermaSys for management fees and other miscellaneous items for the three month and six month periods ended June 30, 2001, respectively. At June 30, 2001 and December 31, 2000, the Company had net receivables from ThermaSys of $283,000 and $152,000, respectively. The June 30, 2001 net receivable consisted of $294,000 for management services provided to ThermaSys by the Company and $13,000 for services shared with and reimbursable to the Company, net of a $24,000 credit for miscellaneous other items. The December 31, 2000 receivable consisted of $148,000 for management services provided to ThermaSys by the Company and $4,000 for services shared with and reimbursable to the Company.

                               INSILCO HOLDING CO.

      Notes to the Condensed Consolidated Financial Statements (Unaudited)
                                  June 30, 2001


(11)   Earnings Per Share
       ------------------

       The components of basic and diluted earnings per share were as follows (in thousands except share and per share data):

                                                                   Three Months Ended                  Six Months Ended
                                                                        June 30,                           June 30,
                                                            ----------------- ---------------- ---------------- -----------------
                                                                  2001             2000             2001              2000
                                                            ----------------- ---------------- ---------------- -----------------

       Net income (loss)                                          $ (110,837)             717         (118,193)           41,324
       Preferred stock dividends                                      (1,982)          (1,710)          (3,892)           (3,359)
                                                            ----------------- ---------------- ---------------- -----------------

         Net income (loss) available for common                   $ (112,819)            (993)        (122,085)           37,965
                                                            ================= ================ ================ =================

       Average outstanding shares of common stock                  1,498,610        1,530,141        1,498,610         1,530,983

       Earnings (loss) per share available to common:

         Loss from continuing operations                            $ (75.26)           (3.01)          (81.44)            (6.53)
         Income from discontinued operations                               -             2.36                -             31.33
                                                            ----------------- ---------------- ---------------- -----------------
           Basic                                                    $ (75.26)           (0.65)          (81.44)            24.80
                                                            ================= ================ ================ =================

         Loss from continuing operations                            $ (75.26)           (3.01)          (81.44)            (6.53)
         Income from discontinued operations                               -             2.36                -             31.33
                                                            ----------------- ---------------- ---------------- -----------------
           Diluted                                                  $ (75.26)           (0.65)          (81.44)            24.80
                                                            ================= ================ ================ =================

(12)   Dividend Restrictions
       ---------------------

       The Company is a holding company and its ability to make payments in respect of the 14% Notes is dependent upon the receipt of dividends or other distributions from its direct and indirect subsidiaries. Insilco and its subsidiaries are parties to the Bank Credit Agreement and Insilco is party to the 12% Note indenture, each of which imposes substantial restrictions on Insilco's ability to pay dividends or make other distributions to the Company. Under the Bank Credit Agreement, Insilco is prohibited from paying dividends.

(13)   Impact of Recently Issued Accounting Standards
       ----------------------------------------------

       In June 2000, the 2000 FASB issued Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - An Amendment of FASB Statement 133". The Company adopted the new Statement effective January 1, 2001. The adoption did not have a significant effect on its results of operations or financial position.

       In July 2001, the FASB issued Statement No. 141, "Business Combinations" and Statement No. 142, "Goodwill and Other Intangible Assets". Statement No. 141 requires the use of the purchase method of

                               INSILCO HOLDING CO.

      Notes to the Condensed Consolidated Financial Statements (Unaudited)
                                  June 30, 2001

       accounting for all business combinations initiated after June 30, 2001, establishes specific criteria for the recognition of intangible assets separately from goodwill and requires unallocated negative goodwill to be written off immediately as an extraordinary gain. Statement No. 142 makes the following significant changes: 1) goodwill and indefinite lived intangible assets will no longer be amortized, 2) goodwill will be tested for impairment at least annually at the reporting unit level, 3) intangible assets deemed to have an indefinite life will be tested for impairment at least annually, and 4) the amortization period of intangible assets with finite lives will no longer be limited to forty years. The Company is required to adopt the provisions of Statement 141 immediately, and Statement 142 effective January 1, 2002.


       As of the date of adoption, the Company expects to have unamortized goodwill in the amount of approximately $48.7 million, which will be subject to the transition provisions of Statement 142. Amortization expense related to goodwill was approximately $4.5 million and $4.1 million for the year ended December 31, 2000, and the six months ended June 30, 2001, respectively. Because of the extensive effort needed to comply with adopting the new rules, it is not practicable to reasonably estimate the impact of adopting these statements on the Company's financial statements at the date of this amended report, including whether any transitional impairment losses will be required to be recognized as the cumulative effect of a change in accounting principle.


(14)   Impairment of Goodwill
       -----------------------

       During the first half of 2001, the Company experienced a significant decrease in the rate of growth of its Custom Assemblies and Passive Components segments due to a dramatic decline in capital spending in the telecommunications industry. During the second quarter, major customers of the companies in these segments further reduced their order forecasts and canceled orders already placed. Management now believes that the growth prospects for these business segments are significantly less than previously expected and those of historical periods.

       The Company reviews the value of its long-lived assets when events or changes in circumstances occur that indicate the carrying value of the asset may be impaired. As a result of the business conditions noted above, the Company concluded such a review was required for its three most recent acquisitions, TAT Technologies, in February 2000; Precision, in August 2000; and, InNet, in January 2001, and their related goodwill. The review was completed in four steps, 1) the Company estimated undiscounted future cash flows based on estimated growth levels to determine if an impairment had occurred, 2) the Company estimated a terminal value based on an appropriate multiple of EBITDA, 3) the Company discounted the future cash flows, using EBITDAs as proxies for those cash flows, to a present value using an appropriate discount rate, and 4) the Company compared the discounted net present value to the net assets of each of the three companies to determine the fair value of the goodwill.

       As a result of this review, the Company determined that the goodwill related to these acquisitions is impaired and in accordance with company policy it is necessary to write-down the goodwill to fair value. Thus, in the second quarter, the Company recorded pre-tax charges of $97.3 million to impair a significant portion of goodwill. Of the total charge of $97.3 million, $74.9 million related to the goodwill resulting from the acquisition of TAT Technologies, $14.9 million related to the goodwill resulting from the acquisition of Precision and $7.5 million related to goodwill resulting from the acquisition of InNet.

                               INSILCO HOLDING CO.

      Notes to the Condensed Consolidated Financial Statements (Unaudited)
                                  June 30, 2001

(15)   Subsequent Event
       ----------------

       On June 30, 2001, Insilco was not in compliance with certain financial covenants under its Credit Agreement. In response to this situation, Insilco entered into negotiations with its lenders and the Company's equity holders which resulted, on August 15, 2001, in waivers by Insilco's lenders of such defaults, an amendment and restatement of the Credit Agreement ("Amended Credit Agreement" or "Amendment") and the investment by certain of the Company's equity holders of an additional $15.0 million in senior unsecured loans to Insilco under the Amended Credit Agreement.

       Pursuant to the Amended Credit Agreement, the cash interest rate on existing loans, and the fees payable with respect to outstanding letters of credit, were increased by 0.75% and the unused commitment fee under the revolving credit portion of the Amended Credit Agreement was increased by 0.25%. The Amendment also requires Insilco to accrue deferred interest and fees on outstanding loans and letters of credit at a rate of 2.00% per annum until the later of the delivery of Insilco's financial statements for the fiscal quarter ending December 31, 2002 and Insilco achieving $38.0 million of EBITDA in a period of two consecutive fiscal quarters, with such accrued interest to be subject to an aggregate minimum of $7.0 million. Such deferred interest and fees will be payable on the maturity date of the corresponding loans and commitments but will, beginning on the date such deferred amounts cease to accrue, bear cash interest, payable monthly, at a rate equal to one-month LIBOR plus 4.00%.

       The Amendment also replaced the existing financial covenants with a minimum EBITDA test, a maximum indebtedness test, and, with effect from the fiscal quarter ending December 31, 2003, a minimum fixed charge coverage ratio test. In addition, Insilco's ability to make capital expenditures and investments and to incur indebtedness was further restricted and Insilco agreed to provide certain additional collateral to its existing lenders under the Amended Credit Agreement.

       The Amendment also provides for $15.0 million of additional funds to be invested by certain of the Company's existing equity holders in the form of a new tranche of senior, unsecured loans under the Amended Credit Agreement. These new loans will accrue interest, which will compound quarterly but not be paid in cash until the maturity date of the loans on June 25, 2007, at a rate based on Insilco's leverage ratio as follows:


           Leverage Ratio                                        Interest Rate
           Greater than 6.0:1                                            30.0%
           Greater than 5.0:1 but not greater than 6.0:1                 25.0%
           Greater than 4.0:1 but not greater than 5.0:1                 20.0%
           Less than or equal to 4.0:1                                   15.0%


       In conjunction with the borrowing of this new tranche of loans, Insilco granted the lenders making such loans warrants to purchase approximately 60,000 shares of its common stock at $0.01 per share, which would, upon exercise, constitute approximately 38% of Insilco's common stock then outstanding.


       In addition to this $15.0 million of new senior, unsecured loans made at the closing of the Amendment, the Amendment permits the incurrence by Insilco of (i) up to $15.0 million of

                               INSILCO HOLDING CO.

      Notes to the Condensed Consolidated Financial Statements (Unaudited)
                                  June 30, 2001

       further senior, unsecured loans under the Amended Credit Agreement on the same basis and (ii) up to another $15.0 million of senior subordinated notes with a stated maturity and interest rate substantially identical to the new loans under the Amended Credit Agreement but otherwise with terms substantially similar to Insilco's outstanding 12% Senior Notes due 2007. The lenders of any such loans and the purchasers of any such notes would be entitled to receive warrants to purchase four shares of Insilco's common stock for every $1,000 principal amount of loans made or notes purchased. Proceeds of any such additional loans or notes will be included as EBITDA under the Amended Credit Agreement for purposes of determining Insilco's compliance with the new minimum EBITDA covenant contained in the Amended Credit Agreement. While the Amendment permits Insilco to incur such additional loans and issue such notes, Insilco has not sought or obtained any commitments to make any such loans or purchase any such notes and there can be no assurance that any such commitments will be forthcoming if Insilco seeks them.

       In anticipation of the amendment and restatement of its Credit Agreement, on August 13, 2001, Insilco permanently reduced the commitments under the revolving credit portion of its Credit Agreement from $50 million to $44 million.

       Also, in anticipation of such amendment and restatement, the making of the $15.0 million of additional loans thereunder and the issuance of warrants to purchase Insilco's common stock, on August 14, 2001, (i) Insilco's charter was amended to increase the number of its authorized shares of common stock from 1,000 to 1,000,000 and (ii) Insilco effected a 1,000:1 stock split, thereby increasing the number of its outstanding shares of common stock from 100 to 100,000.

                       INDEPENDENT AUDITORS' REVIEW REPORT




THE BOARD OF DIRECTORS AND SHAREHOLDERS
INSILCO HOLDING CO.:

We have reviewed the condensed consolidated balance sheet of Insilco Holding Co. and subsidiaries as of June 30, 2001, and the related condensed consolidated statements of operations for the three-month and six-month periods ended June 30, 2001 and 2000 and cash flows for the six-months ended June 30, 2001 and 2000. These condensed consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of Insilco Holding Co. and subsidiaries as of December 31, 2000, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the year then ended (not presented herein); and in our report dated February 2, 2001, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2000 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.




Columbus, Ohio
August 14, 2000                                     /s/      KPMG LLP

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
        -----------------------------------------------------------------------
        OF OPERATIONS
        -------------

OVERVIEW
--------

Our condensed consolidated results of the three month and six month periods ended June 30, 2000 and 2001, include the acquisition and divestiture of various operations and, therefore, are not directly comparable. Pro forma results of operations, which assume these transactions occurred at the beginning of their respective periods, were disclosed in our Annual Report on Form 10-K for the year ended December 31, 2000 and in Note 3 of the Notes to the Unaudited Condensed Consolidated Financial Statements.

The discussion that follows is based on the summary financial information by business segment presented in Note 8 of the Notes to the Unaudited Condensed Consolidated Financial Statements. Consolidated net sales, EBITDA, and operating income exclude the divestiture of our specialty publishing and automotive segments, which are reported as discontinued operations.

Our second quarter and first half performance was impacted by a number of external factors, including: the continued decelerating U.S. macroeconomic landscape; ongoing financial issues with emerging telecom service providers; and cautious capital spending by larger, well capitalized telecom service providers. These factors have created a significant reduction in demand for our customers' end products and have created excessive inventory levels throughout the supply-chain.

We continue to respond decisively to current market conditions with headcount reductions and limited spending throughout our organization. We also have plans to further consolidate our custom assembly facilities and increase the utilization of our lower cost global manufacturing locations in our passive components segment.

CONSOLIDATED RESULTS OF OPERATIONS
----------------------------------

For the second quarter of 2001, our net sales decreased 37% to $58.4 million from the $92.3 million recorded in the second quarter of 2000. For the first half of 2001, our net sales decreased 19% to $138.4 million from the $170.7 million recorded in the first half of 2000. The decrease is due to the decelerating macroeconomic conditions and reduced demand for our customers' end products discussed in the overview above, partially offset by incremental sales from our recent acquisitions.

As a result, net sales from our Custom Assemblies segment in the second quarter 2001 decreased $20.4 million, or 44%, to $26.2 million, from the $46.6 million recorded in the second quarter of 2000. Sales in the first half of 2001 decreased $14.5 million, or 18%, to $64.6 million, from the $79.1 million recorded in the first half of 2000. Sales to our major optical equipment customer declined $26.9 million, or 90%, in the second quarter 2001 compared to the same period last year and were down $31.9 million, or 72%, in the first half of 2001 compared to the same period last year. This decrease was partially offset by incremental sales from Precision, which was acquired in August 2000.

Net sales from our Passive Components segment in the second quarter 2001 decreased $7.9 million, or 31%, to $17.3 million, from the $25.2 million recorded in the second quarter of 2000. Sales in the first half of 2001 decreased $8.1 million, or 16%, to $41.8 million, from the $49.9 million recorded in the first half of 2000. Lower transformer and connector sales were partially offset by incremental sales from InNet Technologies, which was acquired in January 2001.

In the Precision Stamping segments, net sales in the second quarter 2001 decreased $5.6 million, or 27%, to $14.8 million from the $20.4 million recorded in the second quarter of 2000. Sales in the first half of 2001 decreased $9.7 million, or 23%, to $31.9 million from the $41.6 million recorded in the first half of 2000.

This decrease was due to the general slow down in economic and manufacturing activity, more specifically in the automotive and electronics markets. Precision Stampings was particularly affected by reduced demand from a large customer in the electrical market, which was in the process of restructuring its Far East distribution channels.

EBITDA for the second quarter of 2001 decreased to a loss of $0.9 million from income of $13.3 million recorded in the second quarter of 2000. EBITDA for the first half of 2001 decreased to $6.4 million from $24.0 million recorded in the first half of 2000. The following is a discussion of the decrease in EBITDA by segment.

EBITDA from our Custom Assemblies segment in the second quarter of 2001 decreased $7.7 million to a loss of $0.2 million from income of $7.5 million recorded in the second quarter of 2000. EBITDA in the first half of 2001 decreased $6.8 million to $5.2 million from $12.0 million recorded in the first half of 2000. The decreases were due to the sharp decline in sales, especially in the optical cabling market, coupled with the recognition of certain acquisition costs related to Precision. EBITDA margins for the second quarter and first half declined to (0.6%) from 16.1% and 8.0% from 15.1%, respectively, for the same periods in the prior year.

In our Passive Components segment, EBITDA in the second quarter of 2001 decreased $4.7 million to a loss of $0.5 million from the income of $4.2 million recorded in the second quarter of 2000. EBITDA in the first half of 2001 decreased $7.3 million to $1.4 million from $8.7 million recorded in the first half of 2000. The decreases reflect lower connector and transformer sales, a mix shift toward lower margin products and the expense of certain acquisition costs relating to InNet. EBITDA margins for the second quarter and first half decreased to (3.1%) from 16.7% and 3.2% from 17.3%, respectively, for the same periods in the prior year.

EBITDA from our Precision Stampings segment in the second quarter of 2001 decreased $2.3 million to $0.5 million from the $2.8 million recorded in the second quarter of 2000. EBITDA in the first half of 2001 decreased $4.2 million to $1.4 million from the $5.6 million recorded in the first half of 2000. The decreases reflect lower sales volumes due to the slow down in the general economy and, more specifically, the automotive market. EBITDA margins for the second quarter and first half decreased to 3.6% from 13.6% and 4.3% and 13.4%, respectively, for the same periods in the prior year.

In the second quarter of 2001, unallocated corporate operating expenses declined to $0.7 million from the $1.2 million recorded in the second quarter of 2000. In the first half of 2001, unallocated corporate operating expenses declined to $1.4 million from the $2.2 million recorded in the first half of 2000. The decrease is due to expense reimbursements covered under an August 25, 2000 Management Services Agreement with ThermaSys Corporation, the former "Automotive Businesses."

As a result of the dramatic decline in capital spending in the telecommunications industry, the Company now believes that the growth prospects from its TAT Technologies, Precision, and InNet acquisitions are significantly less than previously expected and those of historical periods. As a result of an extensive review, the Company has determined that the goodwill resulting from these acquisitions is impaired and, in order to write-down goodwill to fair market value, the Company has taken a $97.3 million goodwill impairment charge in the second quarter of 2001. For further information see Note 14 of the Notes to the Unaudited Condensed Consolidated Financial Statements.

Excluding the goodwill impairment, operating income for the second quarter of 2001 decreased $16.8 million to a loss of $7.7 million from income of $9.1 million recorded in the second quarter of 2000. On the same basis, operating income for the first half of 2001 decreased $22.1 million to a loss of $5.9 million from income of $16.2 million recorded in the first half of 2000. The decrease was due to the decline in EBITDA coupled with incremental depreciation and amortization expense primarily attributable to the Precision and InNet acquisitions.

The loss from continuing operations before income taxes and excluding the goodwill impairment charge increased $14.3 million to a loss of $18.5 million in the second quarter of 2001 from a $4.2 million loss recorded in the second quarter of 2000. On the same basis, the loss from continuing operations before income taxes increased $18.8 million to a loss of $28.5 million in the first half of 2001 from a $9.8 million loss recorded in the first half of 2000. The increase was attributable to the decline in operating income. Net interest expense for the second quarter and first half of 2001 decreased by $3.1 million and $3.2 million, respectively from the same period in the prior year, due to the receipt of $1.9 million in interest income related to a tax refund and, to a lesser extent, the reduction in interest rates compared to the same periods in the prior year.

We recorded income tax benefits and effective rates for the second quarter of 2001 and 2000 of $5.0 million, or 4.3% and $1.3 million, or 31.7%, respectively. We recorded income tax benefits and effective rates for the first half of 2001 and 2000 of $7.7 million, or 6.1% and $3.1 million, or 32.2%, respectively. The decrease in the effective benefit rates is primarily due to the write down of goodwill associated with the TAT Technologies, Precision and InNet acquisitions.

On February 11, 2000, through Insilco, we sold our "Specialty Publishing Business" for $93.5 million. On August 25, 2000, we sold a combination of stock and assets of our "Automotive Businesses" to our majority stockholders for net proceeds of $144.5 million. As a result of these transactions, we recorded aggregate income from discontinued operations, net of tax, of $3.6 million in the second quarter of 2000 and $48.0 million in the first half of 2000, which is comprised of $4.9 million in income from operations and $43.0 million in gain on the sale.

We recorded a net loss of $110.8 million in the second quarter of 2001 as compared to net income, after accounting for discontinued operations, of $0.7 million in the second quarter 2000. On the same basis, in the first half of 2001 we recorded a net loss of $118.2 million as compared to net income, after accounting for discontinued operations, of $41.3 million in the first half of 2000.

RECENT ACCOUNTING PRONOUNCEMENTS


In July 2001, the FASB issued Statement No. 141, "Business Combinations" and Statement No. 142, "Goodwill and Other Intangible Assets". Statement No. 141 requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001, establishes specific criteria for the recognition of intangible assets separately from goodwill and requires unallocated negative goodwill to be written off immediately as an extraordinary gain. Statement No. 142 makes the following significant changes: 1) goodwill and indefinite lived intangible assets will no longer be amortized, 2) goodwill will be tested for impairment at least annually at the reporting unit level, 3) intangible assets deemed to have an indefinite life will be tested for impairment at least annually, and 4) the amortization period of intangible assets with finite lives will no longer be limited to forty years. The Company is required to adopt the provisions of Statement 141 immediately, and Statement 142 effective January 1, 2002. Because of the extensive effort needed to comply with adopting the new rules, it is not practicable to reasonably estimate the impact of adopting these statements on the Company's financial statements at the date of this amended report, including whether any transitional impairment losses will be required to be recognized as the cumulative effect of a change in accounting principle.


LIQUIDITY AND CAPITAL RESOURCES

Cash flows from operations were a use of $2.1 million for the six months ended June 30, 2001 as compared to a source of $5.4 million for the same period in 2000, which reflects a decrease of $7.5 million. The decrease was due to the pre-tax operating loss, partially offset by a net source from working capital. During the six months, Insilco paid $7.2 million in interest on our 12% Senior Subordinated Notes due 2007 and Insilco plans to make its next interest payment on these notes, which is due August 15, 2001.

Capital expenditures for the first half of 2001 were $4.3 million as compared to $3.5 million in the first half of 2000. The increase reflects certain carryover projects in the Precision Stampings segment from the fourth quarter 2000. Capital expenditure allocations during the current period by segment were 27% to Custom Assemblies, 42% to Passive Components, and 30% to Precision Stampings. As previously disclosed, the Company expects to curtail capital expenditures to coincide with market conditions.

On January 10, 2001, through Insilco, we purchased InNet Technologies, Inc. for $44.1 million, net of cash acquired, using cash and $25.0 million of additional Term B Facility borrowings, as permitted under the Credit Agreement.

Insilco paid quarterly mandatory prepayments on the term facility of $1.2 million, in the first quarter of 2001, and $1.25 million in April and July 2001. Future term loan mandatory prepayments of $1.25 million and $1.7 million are due in October and December of 2001, respectively.

As a result of the TAT Technologies and Precision acquisitions, in April 2001, we paid approximately $15.1 million of acquisition related incentives, which were accrued at December 31, 2000. We also received a tax refund, including interest, of $4.4 million in April 2001. We have a tax payment of approximately $5.2 million due by November 2001. This payment relates to the capital gain from the sale of the shares of Arup Alu-Rohr und Profil GmbH, part of the "Automotive Businesses".

On June 30, 2001, Insilco was not in compliance with certain financial covenants under its Credit Agreement. In response to this situation, Insilco entered into negotiations with its lenders and the Company's equity holders which resulted, on August 14, 2001, in waivers by the Insilco's lenders of such defaults, an Amended Credit Agreement and the investment by certain of the Company's equity holders of an additional $15.0 million in senior unsecured loans to Insilco under the Amended Credit Agreement.

Pursuant to the Amended Credit Agreement, the cash interest rate on existing loans, and the fees payable with respect to outstanding letters of credit, were increased by 0.75% and the unused commitment fee under the revolving credit portion of the Amended Credit Agreement was increased by 0.25%. The Amendment also requires Insilco to accrue deferred interest and fees on outstanding loans and letters of credit at a rate of 2.00% per annum until the later of the delivery of Insilco's financial statements for the fiscal quarter ending December 31, 2002 and Insilco achieving $38.0 million of EBITDA in a period of two consecutive fiscal quarters, with such accrued interest to be subject to an aggregate minimum of $7.0 million. Such deferred interest and fees will be payable on the maturity date of the corresponding loans and commitments but will, beginning on the date such deferred amounts cease to accrue, bear cash interest, payable monthly, at a rate equal to one-month LIBOR plus 4.00%.

The Amendment also replaced the existing financial covenants with a minimum EBITDA test, a maximum indebtedness test, and, with effect from the fiscal quarter ending December 31, 2003, a minimum fixed charge coverage ratio test. In addition, Insilco's ability to make capital expenditures and investments and to incur indebtedness was further restricted and Insilco agreed to provide certain additional collateral to its existing lenders under the Amended Credit Agreement.

The Amendment also provides for $15.0 million of additional funds to be invested by certain of the Company's existing equity holders in the form of a new tranche of senior, unsecured loans under the Amended Credit Agreement. These new loans will accrue interest, which will compound quarterly but not be paid in cash until the maturity date of the loans on June 25, 2007, at a rate based on Insilco's leverage ratios.


In conjunction with the borrowing of this new tranche of loans, Insilco granted the lenders making such loans warrants to purchase approximately 60,000 shares of its common stock at $0.01 per share, which would, upon exercise, constitute approximately 38% of the common stock then outstanding.

In addition to this $15.0 million of new senior, unsecured loans made at the closing of the Amendment, the Amendment permits the incurrence by Insilco of (i) up to $15.0 million of further senior, unsecured loans under the Amended Credit Agreement on the same basis and (ii) up to another $15.0 million of senior subordinated notes with a stated maturity and interest rate substantially identical to the new loans under the Amended Credit Agreement but otherwise with terms substantially similar to Insilco's outstanding 12% Senior Notes due 2007. The lenders of any such loans and the purchasers of any such notes would be entitled to receive warrants to purchase four shares of Insilco's common stock for every $1,000 principal amount of loans made or notes purchased. Proceeds of any such additional loans or notes will be included as EBITDA under the Amended Credit Agreement for purposes of determining Insilco's compliance with the new minimum EBITDA covenant contained in the Amended Credit Agreement. While the Amendment permits Insilco to incur such additional loans and issue such notes, Insilco has not sought or obtained any commitments to make any such loans or purchase any such notes and there can be no assurance that any such commitments will be forthcoming if Insilco seeks them.

In anticipation of the amendment and restatement of its Credit Agreement, on August 13, 2001, Insilco permanently reduced the commitments under the revolving credit portion of its Credit Agreement from $50 million to $44 million.

Also, in anticipation of such amendment and restatement, the making of the $15.0 million of additional loans thereunder and the issuance of warrants to purchase Insilco's common stock, on August 14, 2001, (i) Insilco's charter was amended to increase the number of its authorized shares of common stock from 1,000 to 1,000,000 and (ii) Insilco effected a 1,000:1 stock split, thereby increasing the number of its outstanding shares of common stock from 100 to 100,000.


At August 14, 2001, we had cash and borrowing availability of approximately $45.0 million after accounting for the receipt of the $15.0 million senior unsecured loans received under the Amended Credit Agreement. The Company remains highly leveraged and believes its cash flow from operations, cash on-hand and funds received under the Amended Credit Agreement will be sufficient to satisfy working capital requirements and capital expenditure needs through at least August 15, 2002.


As of June 30, 2001, our stockholders' deficit totaled $309.1 million, which is the result of both the 1998 Mergers and the 1997 share repurchases as described in our Annual Report on Form 10-K for the year ended December 31, 1998.

OUTLOOK

As a result of continued weak market conditions, we do not expect improved performance in the second half of 2001. We see no current signs of a rebound in the U.S. economy and we expect emerging telecom carriers to continue to experience difficulty in securing equipment financing. Therefore, we expect these carriers will continue to cancel or delay equipment orders, causing them to further delay spending with major telecommunication equipment OEM's which will extend the time required to deplete excessive inventory levels within the supply chain.

We continue to believe our strategy and strong customer relationships will enable us to capitalize on market opportunities now and over the next two to three years. However, it is difficult to predict how long the sluggish demand in our end markets will last. Therefore, there can be no assurances that these activities are indications of a second-half sales increase or that the slow down in order activity will be short-term or that economic conditions will not deteriorate further.

Thus, the magnitude and duration of these circumstances could impact our principal sources of liquidity, which include cash on-hand, cash from our operating activities and potential funding under the Amended Credit Agreement, which in turn could limit our ability to meet our future cash requirements for working capital, capital expenditures, interest, taxes and debt repayments and the execution of our acquisition strategies.

MARKET RISK AND RISK MANAGEMENT

Our general policy is to use foreign currency borrowings as needed to finance our foreign currency denominated assets. We use such borrowings to reduce our asset exposure to the effects of changes in exchange rates - not as speculative investments. As of June 30, 2001, we did not have any derivative instruments in place for managing foreign currency exchange rate risks.

At the end of the second quarter of 2001, we had $220.1 million in variable rate debt outstanding. A one-percentage point increase in interest rates would increase the amount of annual interest paid by approximately $2.2 million, using average debt levels. As of June 30, 2001, we had no interest rate derivative instruments in place for managing interest rate risks.

FORWARD-LOOKING INFORMATION


Except for the historical information contained herein, the matters discussed in this Form 10-Q/A No.1 included in "Management's Discussion and Analysis of Financial Condition and Results of Operations" include "Forward Looking Statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although we believe that the expectations reflected in the Forward-Looking Statements contained herein are reasonable, no assurance can be given that such expectations will prove to have been correct. Certain important factors that could cause actual results to differ materially from expectations ("Cautionary Statements") include, but are not limited to the following:


-        delays in new product introductions;
-        lack of market acceptance of new products;
-        changes in demand for our products;
-        changes in market trends;
-        short-term and long-term outlook;
-        operating hazards;
-        general competitive pressures from existing and new competitors;
-        effects of governmental regulations;
-        changes in interest rates; and
- adverse economic conditions which could affect the amount of cash available for debt servicing and capital investments.

All subsequent written and oral Forward-Looking Statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements.

ITEM 3.   QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

The information called for by this item is provided under the caption "Market Risk and Risk Management" under Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations.

                           PART II. OTHER INFORMATION
                           --------------------------

ITEM 1.   LEGAL PROCEEDINGS
          -----------------
          (None)

ITEM 2.   CHANGES IN SECURITIES AND USE OF PROCEEDS
          -----------------------------------------
          (None)

ITEM 3.   DEFAULTS UPON SENIOR SECURITIES
          -------------------------------
          (None)

ITEM 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITIES HOLDERS
          -----------------------------------------------------

          The Company held its Annual Meeting of Shareholders on June 7, 2001 for the purpose of electing six directors to serve one-year terms expiring in 2002. The number of votes cast for or against each director nominee is as follows:

                                      Votes For          Votes Withheld
                                   -----------------    ------------------
          James E. Ashton                 1,231,000                     -
          John F. Fort III                1,231,000                     -
          George A. Peinado               1,231,000                     -
          David Y. Howe                   1,231,000                     -
          Thompson Dean                   1,231,000                     -
          David A. Kauer                  1,231,000                     -


ITEM 5.   OTHER INFORMATION
          -----------------
          (None)

ITEM 6.   EXHIBITS AND REPORTS ON FORM 8-K
          --------------------------------

     (a)   Exhibits

           10.1 - Amendment No. 1 to Second Amended and Restated Credit
                  Agreement.

     (b)   Reports on Form 8-K

           A report, dated May 10, 2001 on Form 8-K was filed with the SEC on May 11, 2001, pursuant to Items 5 and 7 of that form.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                   INSILCO HOLDING CO.
                                                   -------------------



Date:   August 16, 2001                      By:   /s/ Michael R. Elia
                                                   -------------------
                                                   Michael R. Elia
                                                   Senior Vice President,
                                                   Chief Financial Officer,
                                                   Treasurer and Secretary

Exhibit 10.1

                                                                  EXECUTION COPY

                                 AMENDMENT NO. 1
                                       TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


         This Amendment No. 1 (this "AMENDMENT") is entered into as of August 14, 2001 by and among INSILCO TECHNOLOGIES, INC., a Delaware corporation (the "COMPANY"), T.A.T. TECHNOLOGY INC., a company organized under the laws of Quebec (the "CANADIAN BORROWER"), the undersigned lenders (collectively, the "LENDERS"), BANK ONE, NA, having its principal office in Chicago, Illinois, both as one of the Lenders and as Administrative Agent (the "AGENT") on behalf of itself and the other Lenders, and DLJ Capital Funding, Inc., as Syndication Agent for the Lenders.

                                    RECITALS:

         WHEREAS, the Company, the Canadian Borrower, certain of the Lenders (the "ORIGINAL LENDERS") and the Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of August 25, 2000 (as amended, supplemented or otherwise modified prior to the date hereof, the "CREDIT AGREEMENT"); and

         WHEREAS, the parties hereto desire to (i) waive certain currently existing Defaults under the Credit Agreement and (ii) amend the Credit Agreement in certain respects more fully described below;

         NOW, THEREFORE, in consideration of the premises herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement.

         SECTION 2. AMENDMENT TO CREDIT AGREEMENT. Upon the effectiveness of this Amendment in accordance with the provisions of SECTION 4 below, the Credit Agreement is hereby amended as set forth in this SECTION 2 below:

         SECTION 2.1. SECTION 1.1 of the Credit Agreement is hereby amended by amending each of the following defined terms in its entirety, in each case to read as follows:

                  "AGENTS" means the Administrative Agent.

                  "AGGREGATE PRO RATA SHARE" means, with respect to any Lender, the percentage obtained by dividing (a) the sum of (i) such Lender's Revolving Loan

         Commitment at such time and (ii) such Lender's Term Loans (other than Term-C Loans) outstanding at such time by (b) the sum of (i) the aggregate amount of all Revolving Loan Commitments at such time and
         (ii) the aggregate amount of all Term Loans (other than Term-C Loans) outstanding at such time; PROVIDED, HOWEVER, if all of the Commitments are terminated pursuant to the terms hereof, then "Aggregate Pro Rata Share" means the percentage obtained by dividing (x) such Lender's outstanding Term Loans (other than Term-C Loans) and Revolving Loans by
         (y) the aggregate outstanding amount of all Term Loans (other than Term-C Loans) and Revolving Loans.

                  "CHANGE IN CONTROL" means (a) the failure of Holdco at any time to own, free and clear of all Liens and encumbrances (other than Liens of the types permitted to exist under CLAUSES (B), (D) and (g) of
         SECTION 7.2.3), all right, title and interest in 100% of the Capital Stock of the Company (other than (i) warrants to purchase common stock and (ii) shares of common stock of the Company issued upon exercise of such warrants); (b) the failure of the Equity Investors, their Affiliates and members of management of the Company and the Restricted Subsidiaries, in the aggregate, at any time to own, free and clear of all Liens and encumbrances (other than Liens of the types permitted to exist under CLAUSE (D) or (G) of SECTION 7.2.3) all right, title and interest in at least 51% (on a fully diluted basis) of the economic and voting interest in the Voting Stock of Holdco.

                  "COMMITTED LOAN" means a Term Loan (other than Term-C Loans), a Committed Revolving Loan or a Swing Line Loan.

                  "EBITDA" means, (I) for any applicable period ending on or prior to December 31, 2001, subject to CLAUSE (B) of SECTION 1.4, the sum for the Company and its Restricted Subsidiaries on a consolidated basis of

                  (a) Net Income;

         PLUS

                  (b) the amount deducted in determining Net Income for such period representing non-cash charges or expenses, including depreciation, amortization, non-cash periodic post-retirement benefits and non-cash expenses related to employee stock options and stock incentive plans (excluding any non-cash charges representing an accrual of or reserve for cash charges to be paid within the next twelve months);

         PLUS

                  (c) the amount deducted in determining Net Income for such period representing income taxes (whether paid or deferred);

         PLUS

                  (d) the amount deducted in determining Net Income for such period representing interest expense and Transaction Payments;

         PLUS

                  (e) the amount deducted in determining Net Income for such period representing all transaction-related costs and expenses incurred in connection with or relating to the Taylor Sale or the T.A.T. Acquisition;

         PLUS

                  (f) the "Performance Bonus" payable by the Canadian Borrower to David Mesri pursuant to Section 4.1 of the Employment Agreement attached as Schedule B to the T.A.T. Acquisition Agreement and accrued bonuses payable in connection with the Acquisition;

         PLUS

                  (g) to the extent not included in Transaction Payments, deferred compensation or performance bonuses actually paid in cash to members of management in connection with an acquisition permitted pursuant to CLAUSE (B) of SECTION 7.2.8;

         MINUS

                  (h) Restricted Payments of the type referred to in CLAUSE (a) of SECTION 7.2.6 made during such period;

         and (II) for any applicable period ending after December 31, 2001, subject to CLAUSE (B) of SECTION 1.4, the sum for the Company and its Restricted Subsidiaries on a consolidated basis of

                  (a) Net Income;

         PLUS

                  (b) the amount deducted in determining Net Income for such period representing non-cash charges or expenses, including depreciation, amortization, non-cash periodic post-retirement benefits and non-cash expenses related to employee stock options and stock incentive plans (excluding any non-cash charges representing an accrual of or reserve for cash charges to be paid in any subsequent period, other than non-cash charges for post-retirement benefits not exceeding $1,000,000 for any four-Fiscal Quarter period);

         PLUS

                  (c) the amount deducted in determining Net Income for such period representing income taxes (whether paid or deferred);

         PLUS

                  (d) the amount deducted in determining Net Income for such period representing interest expense and Transaction Payments (excluding Transaction Payments incurred after the Fiscal Quarter ended on or about June 30, 2001, other than fees and expenses incurred in connection with Amendment No. 1);

         PLUS

                  (e) the amount deducted in determining Net Income for such period representing all transaction-related costs and expenses incurred in connection with or relating to the Taylor Sale or the T.A.T. Acquisition (excluding such costs and expenses incurred after the Fiscal Quarter ended on or about June 30, 2001);

         PLUS

                  (f) the "Performance Bonus" payable by the Canadian Borrower to David Mesri pursuant to Section 4.1 of the Employment Agreement attached as Schedule B to the T.A.T. Acquisition Agreement and accrued bonuses payable in connection with the Acquisition (excluding any bonus payments (or similar payments pursuant to any acquisition) made after the Fiscal Quarter ended on or about June 30, 2001).

                  "LENDER PARTIES" means, collectively, the Lenders, the Issuers and the Administrative Agent.

                  "LOAN" means, as the context may require, a Revolving Loan, a Term-A Loan, a Term-B Loan, a Term-C Loan or a Swing Line Loan, of any type, PROVIDED, HOWEVER, that as used in the Collateral Documents, "Loan" shall not include a Term-C Loan.

                  "LOAN DOCUMENT" means this Agreement, the Notes, the Letters of Credit, each Rate Protection Agreement, each Borrowing Request, each Issuance Request, the Administrative Agent Fee Letter, each Pledge Agreement, the Subsidiary Guaranty, the Canadian Collateral Documents, each Mortgage (upon execution and delivery thereof), and each other agreement, document or instrument delivered in connection with this Agreement or any other Loan Document, whether or not specifically mentioned herein or therein, PROVIDED, HOWEVER, that as used in the Collateral Documents, "Loan Document" shall not include the Term-C Notes.

                  "NOTE" means, as the context may require, a Revolving Note, a Term-A Note, a Term-B Note, a Term-C Note or a Swing Line Note, PROVIDED, HOWEVER, that as used in the Collateral Documents, "Note" shall not include the Term-C Notes.

                  "OBLIGATIONS" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrowers and each other Obligor arising under or in connection with a Loan Document, including Reimbursement Obligations and the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding) on the Loans, PROVIDED, HOWEVER, that as used in the Collateral Documents, "Obligations" shall not include the Term-C Obligations.

                  "OBLIGOR" means a Borrower or any other Person (other than any Secured Party or any Term-C Lender) obligated under any Loan Document.

                  "SECURED PARTIES" means, collectively, the Lender Parties other than the Term-C Lenders and each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Lender other than a Term-C Lender or an Affiliate of a Lender other than a Term-C Lender; PROVIDED, HOWEVER, that the Term-C Lenders shall be deemed to be "Secured Parties" solely for the purpose of effectuating, and only to the extent required to effectuate, the Subsidiary Guaranty and the guaranty contained in
         ARTICLE III of the Holdco Guaranty and Pledge Agreement and the covenants of Holdco set forth in SECTIONS 5.6, 5.7, 5.8 and 5.9 thereof (but not for purposes of the benefits of the Collateral covered by the Holdco Guaranty and Pledge Agreement).

                  "STATED MATURITY DATE" means (a) in the case of any Committed Loan (other than a Term- B Loan), the sixth anniversary of the Effective Date, (b) in the case of any Term-B Loan, March 25, 2007, (c) in the case of any Term-C Loan, June 25, 2007 and (d) in the case of any Uncommitted Revolving Loan, the earlier of (i) the Stated Maturity Date for Committed Revolving Loans and (ii) the maturity date that shall have been agreed between the Company and the Lender or Lenders that shall have made, or offered or agreed to make, such Uncommitted Revolving Loan, or, in the case of any such day that is not a Business Day, the first Business Day following such day.

                  "TERM LOANS" means, collectively, the Term-A Loans, the Term-B Loans and the Term-C Loans, PROVIDED, HOWEVER, that as used in the Collateral Documents, "Term Loans" shall not include the Term C-Loans.

                  "TOTAL EXPOSURE AMOUNT" means,

                  (I) on any date of determination on which any Commitments or any Obligations other than Term-C Obligations are outstanding, (a) with respect to any provision of this Agreement other than the declaration of the acceleration of the maturity of all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable pursuant to
         SECTION 8.3, the sum of (i) the aggregate principal amount of all Term Loans (other than Term-C Loans) outstanding at such time, (ii) the aggregate undrawn amount of any Additional Term Loan Commitments then outstanding and (iii) (A) the then effective Revolving Loan Commitment Amount, if there are any Revolving Loan Commitments then outstanding, or (B) if all Revolving Loan Commitments shall have expired or been terminated, the sum of (1) the aggregate principal amount of all Revolving Loans and Swing Line Loans outstanding at such time and (2) the Letter of Credit Outstandings at such time; and (b) with respect to the declaration of the acceleration of the maturity of all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable pursuant to SECTION 8.3, the sum of
         (i) the aggregate principal amount of all Loans (other than Term-C Loans) outstanding at such time and (ii) the Letter of Credit Outstandings at such time, and

                  (II) on any date of determination on which no Commitments or any Obligations other than Term-C Obligations are outstanding, the sum of (a) the aggregate principal amount of all Term-C Loans outstanding at such time and (b) the aggregate amount of accrued and unpaid interest on Term-C Loans outstanding at such time.

                  "TRANCHE" means, as the context may require, the Loans or Commitments constituting Term-A Loans or Additional Term-A Loan Commitments, Term-B Loans or Additional Term-B Loan Commitments, Term-C Loans, Revolving Loans or Revolving Loan Commitments, Swing Line Loans or the Swing Line Loan Commitment.

         SECTION 2.2. SECTION 1.1 of the Credit Agreement is hereby further amended by amending the definition of "APPLICABLE COMMITMENT FEE" by:

                  (i) deleting the word "and" at the end of CLAUSE (a) thereof;

                  (ii) adding immediately after the words "each day thereafter" in CLAUSE (b) thereof the words "to but excluding the First Amendment Date"; and

                  (iii) adding immediately following the table set forth therein, a new CLAUSE (C) to read as follows:

                  and (c) from and after the First Amendment Date, a fee which shall accrue at a rate of 0.75% per annum.

         SECTION 2.3. SECTION 1.1 of the Credit Agreement is hereby further amended by amending the definition of "APPLICABLE MARGIN" by:

                  (i) amending clause (a) thereof to read in its entirety as follows:

                           (a) with respect to the unpaid principal amount of
                  each Term-B Loan maintained as a (i) Base Rate Loan, (x) prior to the First Amendment Date, 2.50% per annum and (y) from and after the First Amendment Date, 3.25% per annum and (ii) LIBO Rate Loan, (x) prior to the First Amendment Date, 3.75% per annum and (y) from and after the First Amendment Date, 4.50% per annum;

                  (ii) deleting the word "and" at the end of CLAUSE (b) thereof;

                  (iii) adding immediately after the words "Compliance Certificate described in CLAUSE (B) above" in CLAUSE (c) thereof the words "to but excluding the First Amendment Date" and replacing the period at the end of CLAUSE (c) thereof with a colon; and

                  (iv) adding immediately after the table set forth therein a new CLAUSE (d) to read as follows:

                           (d) at all times on and after the First Amendment
                  Date, with respect to the unpaid principal amount of each (i) Swing Line Loan, Committed Revolving Loan and Term-A Loan maintained as a Base Rate Loan, 2.75% per annum, and (ii) Committed Revolving Loan and Term-A Loan maintained as a LIBO Rate Loan, 4.00% per annum.

         SECTION 2.4. SECTION 1.1 of the Credit Agreement is hereby further amended by adding the word "Adjusted" immediately before the word "EBITDA" in the definition of "FIXED CHARGE COVERAGE RATIO".

         SECTION 2.5. SECTION 1.1 of the Credit Agreement is hereby further amended by deleting the second proviso at the end of the definition of "INTEREST PERIOD" in its entirety and substituting therefor the following:

         PROVIDED, FURTHER, that the applicable Borrower shall not select an Interest Period longer than one month until after the date on which the Compliance Certificate for a four-Fiscal Quarter period ending after the Fiscal Quarter ending on or about March 31, 2002 reports EBITDA for such four-Fiscal Quarter period greater than $45,000,000.

         SECTION 2.6. SECTION 1.1 of the Credit Agreement is hereby further amended by adding at the end of the definition of "UNRESTRICTED SUBSIDIARY" the following sentence:

         Notwithstanding the foregoing, from and after the First Amendment Date, each Subsidiary of the Company shall be a Restricted Subsidiary, and the Company shall not have the right to designate any Subsidiary of the Company as an Unrestricted Subsidiary.

         SECTION 2.7. SECTION 1.1 of the Credit Agreement is hereby further amended by adding thereto the following defined terms:

                  "ADJUSTED EBITDA" means, for any applicable period, the sum of EBITDA PLUS Supplemental EBITDA for such period.

                  "AMENDMENT NO. 1" means Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of August __, 2001 among the Company, the Canadian Borrower, the Lenders party thereto, the Administrative Agent and the Syndication Agent.

                  "APPLICABLE TERM-C RATE" means at all times during the applicable periods set forth below,

                  (a) from the First Amendment Date to (but excluding) the date upon which the Compliance Certificate for the Fiscal Quarter ending on or about June 30, 2001 is delivered by the Company to the Administrative Agent pursuant to CLAUSE (c) of SECTION 7.1.1, 30.0% per annum; and

                  (b) at all times after the date of delivery of the Compliance Certificate described in CLAUSE (a) above, the rate determined by reference to the applicable Leverage Ratio set forth below:

                                                                Applicable
                         Leverage Ratio                         Term-C Rate
                         --------------                         -----------
                    greater than 6.0:1                             30.0%

                    greater than 5.0:1 but not
                    greater than 6.0:1                             25.0%

                    greater than 4.0:1 but not
                    greater than 5.0:1                             20.0%

                       less than or equal to 4.0:1                 15.0%

                  The Leverage Ratio used to compute the Applicable Term-C Rate for any day referred to in CLAUSE (b) above shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Company to the Administrative Agent on or prior to such day pursuant to CLAUSE (c) of SECTION 7.1.1. Changes in the Applicable Term-C Rate resulting from a change in the Leverage Ratio shall become effective on the first day following delivery by the Company to the Administrative Agent of a new Compliance Certificate pursuant to CLAUSE (c) of SECTION
         7.1.1. If the Company shall fail to deliver a Compliance Certificate within the number of days after the end of any Fiscal Quarter as required pursuant to CLAUSE (c) of SECTION 7.1.1 (without giving effect to any grace period), the Applicable Term-C Rate from and including the first day after the date on which such Compliance Certificate was required to be delivered to the date the Company delivers to the Administrative Agent the next Compliance Certificate shall conclusively equal the highest Applicable Term-C Rate set forth above.

                  "COLLATERAL DOCUMENTS" means each Pledge Agreement, the Canadian Collateral Documents, each Mortgage and each other security agreement, pledge agreement, mortgage, deed of trust, collateral assignment, financing statement or other agreement, document or instrument delivered in connection with this Agreement or any other Loan Document intended to create or evidence any Lien to secure the Obligations (other than Obligations owing to the Term-C Lenders); PROVIDED, HOWEVER, that the Holdco Guaranty and Pledge Agreement shall not be deemed to be a Collateral Document for purposes of the guaranty contained in Article III thereof or SECTIONS 5.6, 5.7, 5.8 and 5.9 thereof.

                  "DEFERRED ACCRUAL DATE" means the date on which the Compliance Certificate for a Fiscal Quarter ending on or after December 31, 2002 is delivered by the Company to the Administrative Agent pursuant to CLAUSE (c) of SECTION 7.1.1 and EBITDA for any period of two consecutive Fiscal Quarters during the four-Fiscal Quarter Period covered by such Compliance Certificate was greater than $38,000,000; PROVIDED, HOWEVER, that the Deferred Accrual Date shall not occur on any date on which a Default shall have occurred and be continuing.

                  "DEFERRED AMENDMENT FEE" means the fee, if any, determined in accordance with SECTION 3.3.4.

                  "DEFERRED INTEREST" means at any time the aggregate amount of interest accrued on Base Rate Loans and LIBO Rate Loans (other than Uncommitted Revolving Loans) pursuant to SECTION 3.2.1(d).

                  "DEFERRED LETTER OF CREDIT FEE" means at any time the letter of credit fee accrued pursuant to SECTION 3.3.3(b).

                  "DEFERRED PAYMENT ALLOCATION DATE" means the earlier to occur of the Deferred Accrual Date and the Deferred Payment Date.

                  "DEFERRED PAYMENT DATE" means the earliest of (i) the date on which all Obligations (other than principal of and accrued interest on the Term-C Loans) have been paid in full in cash, all Letters of Credit have been terminated, expired or Cash Collateralized, all Rate Protection Agreements have been terminated and all Commitments have been terminated, (ii) the date on which the Obligations are accelerated pursuant to SECTION 8.2 or 8.3, and (iii) the applicable Stated Maturity Date.

                  "FIRST AMENDMENT DATE" means the effective date of Amendment No. 1.

                  "FUNDED INDEBTEDNESS" means the outstanding principal amount of all Indebtedness of the Company and its Restricted Subsidiaries that
         (i) is of the type referred to in CLAUSE (a) (PROVIDED, HOWEVER, that any Earn-Outs included in Indebtedness under such CLAUSE (A) shall be included as "Funded Indebtedness" at the after-tax amount thereof), (b) or (c), in each case of the definition of "Indebtedness" and (ii) any Contingent Liability in respect of any of the foregoing types of Indebtedness; PROVIDED, HOWEVER, that "Funded Indebtedness" shall not include (A) Deferred Interest, Deferred Letter of Credit Fees or Deferred Amendment Fees, (B) the Term-C Loans or deferred interest thereon or (C) the New Subordinated Notes or deferred interest thereon.

                  "INITIAL TERM-C LENDER" means each of the following:

                        DLJ Merchant Banking Partners II, L.P.
                        DLJ Merchant Banking Partners II-A, L.P.
                        DLJ Offshore Partners II, C.V.
                        DLJ Diversified Partners, L.P.
                        DLJ Diversified Partners-A, L.P.
                        DLJ Millenium Partners, L.P.
                        DLJ Millenium Partners-A, L.P.
                        DLJ EAB Partners, L.P.
                        DLJ ESC II, L.P.
                        Donaldson, Lufkin & Jenrette Securities Corporation (as nominee for EMA 2001 Plan, L.P., DLJ First ESC, L.P., Paradeplatz 2001 Plan, L.P., Credit Suisse First Boston Private Equity, Inc. and CSFB 2001 Investors, L.P.)

                  "NEW SUBORDINATED NOTE" means a note (an "INITIAL NOTE") in the form of EXHIBIT K hereto and any note issued in exchange for, or upon transfer of, any Initial Note (or any note so issued upon exchange or transfer), in each case in accordance with the terms of the Initial Notes or an indenture in the form of Exhibit A to the Initial Notes.

                  "NEW SUBORDINATED NOTES DOCUMENTS" means the New Subordinated Notes and all other instruments, agreements, indentures or other documents evidencing or governing any of the New Subordinated Notes or pursuant to which any New Subordinated Notes are issued.

                  "SUPPLEMENTAL EBITDA" means, for any Fiscal Quarter of the Company, the amount of Net Debt Proceeds deemed received by the Company during such Fiscal Quarter from the incurrence of additional Term-C Loans pursuant to SECTION 2.1.6 (b) and/or the sale or issuance of New Subordinated Notes (in each case calculated as if the term "Net Debt Proceeds" applied to such incurrence, sale or issuance). The aggregate of Supplemental EBITDA for all Fiscal Quarters during the term of this Agreement shall not exceed $30,000,000. Such Net Debt Proceeds shall be deemed to have been received by the Company during a particular Fiscal Quarter to the extent that they are received on or prior to the tenth Business Day after the date on which the Company is required to deliver its Compliance Certificate pursuant to SECTION 7.1.1 (c) with respect to such Fiscal Quarter; PROVIDED, HOWEVER, that (i) if the Company intends to receive such Net Debt Proceeds after the date on which it delivers its Compliance Certificate for such Fiscal Quarter, it shall deliver a notice to such effect together with such Compliance Certificate and shall give the Administrative Agent written notice of the receipt of such Net Debt proceeds within one Business Day after such receipt, and
         (ii) any such Net Debt Proceeds counted as Supplemental EBITDA for a particular Fiscal Quarter shall not count as Supplemental EBITDA for any other Fiscal Quarter. Notwithstanding the foregoing, Net Debt Proceeds shall be deemed to have been received by the Company during any Fiscal Quarter at the end of which the Company is required to comply with the last paragraph of SECTION 7.1.1 only if the Company shall have received such Net Debt Proceeds, and shall have given the Administrative Agent written notice to such effect, not later than the second Business Day prior to the next interest payment date on the 1998 Subordinated Notes.

                  "TERM-C COMMITMENT" means, with respect to each Initial Term-C Lender, such Initial Term-C Lender's commitment to make a Term-C Loan to the Company pursuant to SECTION 2.1.6 (a) in the amount set forth below opposite such Initial Term-C Lender's name:

                            INITIAL TERM-C LENDER                      TERM-C COMMITMENT
                            ---------------------                      -----------------

                  DLJ Merchant Banking Partners II, L.P.                   $ 9,449,000
                  DLJ Merchant Banking Partners II-A, L.P.                 $   376,000
                  DLJ Offshore Partners II, C.V.                           $   465,000
                  DLJ Diversified Partners, L.P.                           $   552,000
                  DLJ Diversified Partners-A, L.P.                         $   205,000
                  DLJ Millenium Partners, L.P.                             $   153,000
                  DLJ Millenium Partners-A, L.P.                           $    30,000
                  DLJ EAB Partners, L.P.                                   $    42,000
                  DLJ ESC II, L.P.                                         $ 1,035,000
                  Donaldson, Lufkin & Jenrette Securities Corporation      $ 2,693,000
                  (as nominee for EMA 2001 Plan, L.P., DLJ First ESC,
                  L.P., Paradeplatz 2001 Plan, L.P., Credit Suisse First
                  Boston Private Equity, Inc. and CSFB 2001 Investors,
                  L.P.)
                                                                           -----------
                                                                           $15,000,000

                  "TERM-C LENDERS" means, collectively, the Initial Term-C Lenders, any Person that shall make a Term-C Loan pursuant to SECTION 2.16(b) and their respective successors and assigns as holders of the Term-C Loans from time to time.

                  "TERM-C LOAN" means a loan made pursuant to SECTION 2.16.

                  "TERM-C OBLIGATIONS" means the Obligations in respect of the Term-C Loans or any guaranty thereof (including, without limitation, pursuant to the Subsidiary Guaranty and the Holdco Guaranty and Pledge Agreement) or otherwise owing to the Term-C Lenders in their capacity as holders of the Term-C Loans, including, without limitation, rights to reimbursement of expenses pursuant to SECTION 11.3 and indemnification pursuant to SECTION 11.4.

         SECTION 2.8. SECTION 1.4(b) of the Credit Agreement is hereby amended by adding at the end thereof the following sentence:

         Notwithstanding the foregoing, for any period ending after December 31, 2001, such computations and calculations shall be made in accordance with the preceding sentence in the case of any Disposition, but not in the case of any acquisition.

         SECTION 2.9. SECTION 2.1.4 of the Credit Agreement is hereby amended by deleting the period at the end of CLAUSE (e) thereof and substituting a semicolon and the word "or" therefor and by adding a new CLAUSE (f) at the end thereof to read as follows:

                  (f) any Uncommitted Revolving Loans on or after the First Amendment Date without the prior written consent of the Required Lenders.

         SECTION 2.10. SECTION 2.1 of the Credit Agreement is hereby amended by adding at the end thereof a new SECTION 2.1.6 to read as follows:

                  SECTION 2.1.6. TERM-C LOANS.

                  (a) On the First Amendment Date, each Initial Term-C Lender shall make a Term-C Loan to the Company in a principal amount equal to the amount of such Initial Term-C Lender's Term-C Commitment by delivering to the Administrative Agent on such date same day funds in Dollars in such amount. To the extent such funds are received from the Initial Term-C Lenders, the Administrative Agent shall make such funds available to the Company by wire transfer to the account the Company shall have specified to the Administrative Agent in writing.

                  (b) From time to time on any Business Day occurring on or after the First Amendment Date but prior to the Stated Maturity date of the Term-C Loans, the Company may request in writing (with a copy to the Administrative Agent) that one or more of the Initial Term-C Lenders or any of their respective Affiliates that shall have been consented to by the Administrative Agent make additional Term-C Loans to it in an aggregate principal amount not to exceed $15,000,000. The Initial Term-C Lenders or any such Affiliate may, but shall have no obligation to, make such Loans. If and to the extent any Initial Term-C Lender or any such Affiliate agrees to make any such additional Term-C Loan, such Initial Term-C Lender or Affiliate shall deliver to the Administrative Agent on the date such additional Term-C Loan is to be made same day funds in Dollars in the principal amount of such additional Term-C Loan. To the extent such funds are received from such Initial Term-C Lender or Affiliate, the Administrative Agent shall make such funds available to the Company by wire transfer to the account the Company shall have specified to the Administrative Agent in writing.

         SECTION 2.11. SECTION 3.1.1(a)(i) of the Credit Agreement is hereby amended (I) by deleting the word "and" at the end of CLAUSE (c) thereof, (ii) by deleting the word "or" at the end of CLAUSE (d) thereof and substituting the word "and" therefor and (iii) by adding a new CLAUSE (e) at the end thereof to read as follows:

                  (E) so long as any Commitments or Obligations other than Term-C Obligations are outstanding, the Company may not voluntarily prepay any Term-C Loans, in whole or in part, or any accrued interest thereon without the prior written consent of the Required Lenders; or

         SECTION 2.12. SECTION 3.1.1(b) of the Credit Agreement is hereby amended by deleting the percentage "50%" therein and substituting the percentage "80%" therefor.

         SECTION 2.13. SECTION 3.1.1(c) of the Credit Agreement is hereby amended by deleting the number "365" in both places such number appears therein and substituting the number "90" therefor.

         SECTION 2.14. SECTION 3.1.1(d) of the Credit Agreement is hereby amended by deleting the percentage "50%" therein and substituting the percentage "100%" therefor and by deleting the ratio "3.50:1" therein and substituting the ratio "2.25:1" therefor.

         SECTION 2.15. SECTION 3.1.1(g) of the Credit Agreement is hereby amended (A) by deleting therefrom in its entirety the table of scheduled principal repayments of the Term-B Loans and substituting the following therefor:

                                                                   Scheduled
                           Period                            Principal Repayment
                           ------                            -------------------

                                                                   Scheduled
                           Period                            Principal Repayment
                           ------                            -------------------

                       First Amendment Date to (and
                           including) 10/15/06                        $375,000

                     10/16/06 to (but not including)
                       the Stated Maturity Date for
                               Term-B Loans
                                                                   $35,250,000

                           Stated Maturity Date                   $105,812,500

and (b) by adding at the end thereof a new paragraph to read as follows:

                  On the Stated Maturity Date for Term-C Loans, the Company shall repay the entire outstanding principal amount of, and all accrued and unpaid interest on, the Term-C Loans. The Company may not (either directly or indirectly through any of its Subsidiaries) voluntarily prepay, redeem or repurchase the Term-C Loans, in whole or in part, or any accrued interest thereon, prior to the Stated Maturity Date for Term-C Loans.

         SECTION 2.16. SECTION 3.1.1(h) of the Credit Agreement is hereby amended by deleting the words "such excess;" at the end thereof and substituting therefor the phrase "the excess of such sum over 100% of the Revolving Loan Commitment Amount then in effect."

         SECTION 2.17. SECTION 3.1.2(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

                  (b) Each prepayment of Loans pursuant to CLAUSES (b), (c), (d) and (e) of SECTION 3.1.1 or CLAUSE (d) of this SECTION 3.1.2 shall be applied (i) FIRST, to the prepayment of Term Loans (other than Term-C Loans), until all Term Loans (other than Term-C Loans) shall have been repaid in full, (ii) SECOND, to the prepayment of Swing Line Loans, until all Swing Line Loans shall have been repaid in full, (iii) THIRD, to the prepayment of Revolving Loans, until all Revolving Loans shall have been repaid in full and (iv) FOURTH, to the Cash Collateralization of Letter of Credit Outstandings.

         SECTION 2.18. SECTION 3.1.2(c) of the Credit Agreement is hereby amended in its entirety to read as follows:

                  (c) Each prepayment of Term Loans made pursuant to CLAUSES
         (a), (b), (c), (d) and (e) of SECTION 3.1.1 shall be applied, (i) except in the case of a payment made pursuant to the last sentence of
         SECTION 3.1.3, on a pro rata basis, to the outstanding principal amount of all remaining Term-A Loans and Term-B Loans

         (PROVIDED, HOWEVER, that prepayments of Term-B Loans shall be applied, FIRST, to Initial U.S. Term-B Loans and Additional Term-B Loans until all Initial U.S. Term-B Loans and Additional Term-B Loans have been repaid in full and, SECOND, to Initial Canadian Term-B Loans) and (ii) in respect of each Tranche of Term Loans, in inverse order of maturity of the remaining scheduled principal payments in respect thereof, until all such Term-A Loans and Term-B Loans have been repaid in full; PROVIDED, HOWEVER, that if the Company at any time elects in writing, in its sole discretion, to permit any Lender that has Term-B Loans to decline to have such Loans prepaid, then any Lender having Term-B Loans outstanding may, by delivering a notice to the Agents at least one Business Day prior to the date that such prepayment is to be made, decline to have such Loans prepaid with the amounts set forth above, in which case 100% of the amounts that would have been applied to a prepayment of such Lender's Term-B Loans, shall instead be applied to a prepayment of the Term-A Loans (until paid in full).

         SECTION 2.19. SECTION 3.1.2(d) of the Credit Agreement is hereby amended by inserting therein immediately after the words "Term Loans" in each place such words appear therein the parenthetical phrase "(other than the Term-C Loans)".

         SECTION 2.20. SECTION 3.2.1 of the Credit Agreement is hereby amended by adding at the end thereof new CLAUSES (d), (e) and (f) read as follows:

                  (d) In addition to interest at the applicable rate set forth in CLAUSES (a) and (b) above, each Base Rate Loan and each LIBO Rate Loan (in each case other than an Uncommitted Revolving Loan) in any currency shall accrue interest on the unpaid principal amount thereof for each day from and including July 1, 2001 to but excluding the earlier of the Deferred Accrual Date and the date such Loan is repaid at the rate of 2% per annum.

                  (e) As of the Deferred Payment Allocation Date, the total sum of each Lender's (other than Term-C Lenders) Deferred Interest, Deferred Letter of Credit Fee and Deferred Amendment Fee on such date shall, if such date is not the Deferred Payment Date, be payable on the Stated Maturity Date applicable to such Lender's Loans and shall in any event bear interest from the Deferred Payment Allocation Date until paid in full at a per annum rate from time to time equal to the LIBO Rate (Reserve Adjusted) for successive one-month Interest Periods commencing on the Deferred Payment Allocation Date plus 4.00% per annum.

                  (f) Each Term-C Loan shall accrue interest on the unpaid principal amount thereof for each day from and including the day upon which such Term-C Loan was made to but excluding the date such Term-C Loan is repaid at a rate per annum equal to the Applicable Term-C Rate on such day. As of each Quarterly Payment Date, all accrued and unpaid interest on the Term-C Loans and on any deferred interest theretofore accrued shall be deemed to be deferred interest, and interest shall thereafter accrue on such deferred interest for each day from and including such Quarterly Payment Date to but excluding the date such deferred interest is repaid at a rate per annum equal to the Applicable Term-C Rate on such day.

         SECTION 2.21. SECTION 3.2.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  SECTION 3.2.2. POST-MATURITY AND POST-DEFAULT RATES.

                  (a) After the date any principal amount of any Loan (other than a Term-C Loan) shall have become due and payable (whether on the applicable Stated Maturity Date, upon acceleration or otherwise), or any other monetary Obligation (other than accrued interest, including deferred interest, on Term-C Loans, and other than overdue Reimbursement Obligations which shall bear interest as provided in
         SECTION 2.6.2) of any Borrower shall have become due and payable, the applicable Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to (a) in the case of any overdue principal of Loans, overdue interest thereon, overdue commitment fees or other overdue amounts in respect of Loans or other obligations (or the related Commitments) under a particular Tranche, the rate that would otherwise be applicable to Base Rate Loans (or, in the case of Foreign Currency Loans denominated in a Foreign Currency other than Canadian Dollars, LIBO Rate Loans having an Interest Period of one month beginning on the date such amount shall have become due or the last day of the prior Interest Period applicable thereto) under such Tranche pursuant to
         SECTION 3.2.1 plus 2% per annum, (b) in the case of Uncommitted Revolving Loans, the rate that would otherwise be applicable to such Loans pursuant to CLAUSE (c) of SECTION 3.2.1 plus 2% per annum, and
         (c) in the case of other overdue monetary Obligations, the rate that would otherwise be applicable to Revolving Loans maintained as Base Rate Loans pursuant to SECTION 3.2.1 plus 2% per annum.

                  (b) During the continuance of an Event of Default, the Required Lenders may, at their option, by notice to the Borrowers, declare that each outstanding Loan (other than Term-C Loans) shall bear interest at a rate equal to the rate otherwise applicable thereto plus 2% per annum (but without duplication with respect to overdue principal of Loans or other overdue monetary Obligations to which CLAUSE (A) above shall apply).

         SECTION 2.22. SECTION 3.2.3 of the Credit Agreement is hereby amended by adding at the end thereof a new sentence to read as follows:

         Notwithstanding anything to the contrary contained in this SECTION 3.2.3, Deferred Interest shall be payable on the Deferred Payment Date.

         SECTION 2.23. SECTION 3.3.3 of the Credit Agreement is hereby amended by designating the existing SECTION 3.3.3 as CLAUSE (a) thereof, by deleting the percentage "1.25%" therein and substituting the percentage "2.00%" therefor, and by adding thereto new CLAUSES (B) and (C) to read follows:

                  (b) In addition to the letter of credit fee at the applicable rate set forth in CLAUSE (a) above, each Borrower that shall have requested the issuance of a Letter of Credit agrees to pay to the Administrative Agent, for the PRO RATA account of the applicable Issuer and each other Lender that has a Revolving Loan Commitment, a letter of credit fee, in Dollars, for each day from and including July 1, 2001 to but excluding the Deferred Accrual Date on which there shall be any Letters of Credit requested by it outstanding, with respect to each Letter of Credit requested by it, at the rate of 2% per annum on the Dollar Equivalent of the Stated Amount of each such Letter of Credit outstanding on such day, such fees being payable on the Deferred Payment Date.

                  (c) During the continuance of an Event of Default, the Required Lenders may, at their option, by notice to the Borrowers, declare that the letter of credit fee set forth in CLAUSE (a) above shall be increased by 2% per annum.

         SECTION 2.24. SECTION 3.3 of the Credit Agreement is hereby further amended by adding at the end thereof a new SECTION 3.3.4 to read as follows:

                  SECTION 3.3.4. DEFERRED AMENDMENT FEE. If, as of the Deferred Payment Allocation Date, the sum of the Deferred Interest and the Deferred Letter of Credit Fee payable on such date is less than $7,000,000, the Company agrees to pay to the Administrative Agent, for the account of each Lender (other than the Term-C Lenders) in accordance with its Aggregate Pro Rata Share as of the Deferred Payment Allocation Date, a deferred amendment fee equal to the amount by which $7,000,000 exceeds such sum, such fee being payable on the Deferred Payment Date.

         SECTION 2.25. SECTION 4.8(c) of the Credit Agreement is hereby amended by adding immediately after the word "Lenders" each place such word appears therein the parenthetical phrase "(other than the Term-C Lenders)".

         SECTION 2.26. SECTION 4.9 of the Credit Agreement is hereby amended by adding immediately after the words "Each Lender" and "each Lender" each place such words appear therein the parenthetical phrase "(other than the Term-C Lenders)".

         SECTION 2.27. SECTION 6.6 of the Credit Agreement is hereby amended by deleting the date "March 31, 2000" therein and substituting the date "June 30, 2001" therefor.

         SECTION 2.28. SECTION 6.8 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  SECTION 6.8. SUBSIDIARIES. The Company has only those Subsidiaries (a) which are identified in AMENDED ITEM 6.8 ("Existing Subsidiaries") of the Disclosure Schedule, or (b) which are permitted to have been acquired in accordance with SECTION 7.2.5 or 7.2.8. As of the First Amendment Date, the Company has only those Subsidiaries which are identified in AMENDED ITEM 6.8 of the Disclosure Schedule.

         SECTION 2.29. SECTION 7.1.1 of the Credit Agreement is hereby amended
(a) by amending CLAUSES (a) and (b) thereof in their entirety to read as follows:

                  (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Company (or, if the Company is required to file such information on a Form 10-Q with the Securities and Exchange Commission, promptly following such filing), consolidated and consolidating (on a business segment basis) balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarter, together with the related consolidated and consolidating (on a business segment basis) statement of operations for such Fiscal Quarter and the related consolidated and consolidating (on a business segment basis) statements of operations and cash flows for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter (it being understood that the foregoing requirement (other than with respect to consolidating statements) may be satisfied by delivery of the Company's report to the Securities and Exchange Commission on Form 10-Q, if any), certified by an Authorized Officer that is the president, chief executive officer, treasurer, assistant treasurer, controller or chief financial or accounting officer of the Company;

                  (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Company (or, if the Company is required to file such information on a Form 10-K with the Securities and Exchange Commission, promptly following such filing), a copy of the annual audit report for such Fiscal Year for the Company and its Subsidiaries, including therein a consolidated balance sheet for the Company and its Subsidiaries as of the end of such Fiscal Year, together with the related consolidated statements of operations and cash flows for such Fiscal Year (it being understood that the foregoing requirement may be satisfied by delivery of the Company's report to the Securities and Exchange Commission on Form 10-K, if any), in each case certified (without any Impermissible Qualification) by KPMG LLP or another "Big Five" firm of independent public accountants, together with (i) a certificate from such accountants as to whether, in making the examination necessary for the signing of their report on such annual report by such accountants, they have become aware of any Default in respect of any term, covenant, condition or other provision of this Agreement (including any Default in respect of any of the financial covenants contained in Section 7.2.4) that relates to accounting matters that has occurred and is continuing or, if in the opinion of such accounting firm such a Default has occurred and is continuing, a statement as to the nature thereof, and
         (ii) a consolidating (on a business segment basis) balance sheet for the Company and its Subsidiaries as of the end of such Fiscal Year, together with the related consolidating (on a business segment basis) statements of operations and cash flows for such Fiscal Year.

and (b) by redesignating CLAUSE (i) thereof as CLAUSE (k) and adding thereto immediately after CLAUSE (h) thereof new CLAUSES (i) and (j) to read as follows:

                  (i) as soon as available and in any event within 30 days after the end of each of the first two Fiscal Months of each Fiscal Quarter of the Company, consolidated and consolidating (on a business segment basis) balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Month, together with the related consolidated and consolidating (on a business segment basis) statements of operations for such Fiscal Month and the related consolidated and consolidating (on a business segment basis) statements of operations and cash flows for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Month, certified by an Authorized Officer that is the president, chief executive officer, treasurer, assistant treasurer, controller or chief financial or accounting officer of the Company;

                  (j) as soon as available and in any event written 20 days after the end of each Fiscal Month of the Company, (A) a cash management report showing the location of all deposit accounts in which cash is maintained, cash balances by business segment as of the end of such Fiscal Month, and the changes in such cash balances from the end of the previous Fiscal Month, and (B) a cash forecast for the three Fiscal Months following such Fiscal Months, in each case such report or forecast to be in a form reasonably acceptable to the Administrative Agent; PROVIDED, HOWEVER, that if any cash management report shows that the sum of total cash as of the date such report plus the unused portion of the Revolving Loan Commitment Amount (net of Letter of Credit Outstandings) as of such date is less than $8,000,000, the Company shall thereafter furnish such cash management report on a weekly basis within 10 days after the end of each week until the Company shall deliver a cash management report showing that such condition has been rectified as of the date of such subsequent report; and

         SECTION 2.30. SECTION 7.1.1 of the Credit Agreement is hereby further amended by adding at the end thereof a new paragraph to read as follows:

                  The Company further agrees that (x) if the Company shall not have complied with CLAUSE (a) above within 40 days after the end of the Fiscal Quarter ending on or about June 30 in any Fiscal Year, then the Company shall, within such 40 days, deliver to the Administrative Agent preliminary (but complete, except with respect to notes) copies of the consolidated financial statements required by CLAUSE (a) (which may be a draft of the Company's report on Form

         10-Q) together with a preliminary (but completed) Compliance Certificate; and (y) within 40 days after the end after the end of each Fiscal Year of the Company, the Company shall deliver to the Administrative Agent preliminary (but complete, except with respect to notes) copies of the consolidated financial statements required by CLAUSE (b) above together with a preliminary (but completed) Compliance Certificate. The delivery of such preliminary copies shall not relieve the Company from its obligation to provide the final documents required by CLAUSES (a), (b) and (c) above within the periods set forth therein. The Administrative Agent shall be entitled to rely on a preliminary Compliance Certificate delivered pursuant to CLAUSE (x) or (y) above that shows the existence of a Default as the basis for delivery of a payment blockage notice pursuant to Section 13.03 of the 1998 Subordinated Note Indenture, but for all other purposes of this Agreement (including the following sentence), a reference to a Compliance Certificate shall mean a final Compliance Certificate delivered pursuant to CLAUSE (c) above. After the date on which a Compliance Certificate reports EBITDA greater than $55,700,000 for a four-Fiscal Quarter period, the Company shall no longer be required to comply with CLAUSE (y) above.

         SECTION 2.31. SECTION 7.2.2 of the Credit Agreement is hereby amended by adding the word "and" at the end of CLAUSE (I) thereof and immediately thereafter adding a new CLAUSE (J) thereto to read as follows:

                  (j) Indebtedness evidenced by New Subordinated Notes of the Company in an aggregate principal amount (excluding accrued and unpaid interest, whether or not deferred) not to exceed $15,000,000 at any time outstanding;

         SECTION 2.32. SECTION 7.2.3 of the Credit Agreement is hereby amended by adding immediately after the word "Obligations" in CLAUSE (b) thereof the parenthetical phrase "(other than Term-C Obligations)".

         SECTION 2.33. SECTION 7.2.4 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  SECTION 7.2.4. FINANCIAL COVENANTS.

                           (a) ADJUSTED EBITDA. The Company will not permit
                  Adjusted EBITDA for the period of four consecutive Fiscal Quarters ending on the last day of any Fiscal Quarter to be less than the amount set forth below opposite such Fiscal
                  Quarter:

                               Fiscal Quarter                   Adjusted
                             Ending on or about                  EBITDA
                             ------------------                  ------
                                  9/30/01                     $30,000,000
                                  12/31/01                    $12,000,000

                                  3/31/02                     $10,000,000
                                  6/30/02                     $18,000,000
                                  9/30/02                     $27,000,000
                                  12/31/02                    $37,000,000
                                  3/31/03                     $40,000,000
                                  6/30/03                     $43,000,000
                                  9/30/03                     $44,000,000
                                  12/31/03                    $45,000,000
                                  3/31/04                     $46,000,000
                                  6/30/04                     $47,500,000
                                  9/30/04                     $49,000,000
                                  12/31/04                    $50,000,000
                                  3/31/05                     $52,000,000
                                  6/30/05                     $53,000,000
                                  9/30/05                     $55,000,000
                                  12/31/05                    $56,000,000
                                  3/31/06                     $58,000,000
                                  6/30/06                     $59,000,000
                                  9/30/06                     $60,000,000
                                  12/31/06                    $65,000,000
                                 Thereafter                   $68,000,000

                  The foregoing schedule shall be modified automatically for periods ending after December 31, 2003 as follows: If the Compliance Certificate delivered pursuant to SECTION 7.1.1(c) with respect to any Fiscal Year financial statements, beginning with the Fiscal Year ending December 31, 2003, reports EBITDA in an amount exceeding 125% of the scheduled minimum Adjusted EBITDA for such Fiscal Year set forth above, then for each Fiscal Quarter ending after such Fiscal Year, the minimum Adjusted EBITDA shall be the greater of (i) the scheduled minimum Adjusted EBITDA set forth above with respect to such Fiscal Quarter and
         (ii) an amount equal to the lesser of (A) 80% of EBITDA reported for the period of four consecutive Fiscal Quarters ended on the last day of the Fiscal Quarter immediately prior to such Fiscal Quarter and (B) $72,000,000.

                  (b) FUNDED INDEBTEDNESS. The Company will not permit Funded Indebtedness at any time during any period set forth below to be greater than the amount set forth opposite such period:

                                   Period                    Funded Indebtedness
                                   ------                    -------------------
                  6/30/01 through and including the last
                  day of the Fiscal Quarter ending
                  12/31/02                                       $355,000,000

                  1/1/03 through and including the last
                  day of the Fiscal Quarter ending
                  12/31/03                                       $350,000,000

                  1/1/04 through and including the last
                  day of the Fiscal Quarter ending
                  12/31/04                                       $340,000,000

                  1/1/05 through and including the last
                  day of the Fiscal Quarter ending
                  12/31/05                                       $330,000,000

                  1/1/06 through and including the last
                  day of the Fiscal Quarter ending
                  12/31/06                                       $320,000,000

                  Thereafter                                     $315,000,000

                  (c) FIXED CHARGE COVERAGE RATIO. The Company will not permit the Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter ending on or after December 31, 2003 to be less than 1.00:1.

         SECTION 2.34. SECTION 7.2.5 of the Credit Agreement is hereby amended as follows:

         (a) CLAUSE (b) of SECTION 7.2.5 is amended by adding at the end thereof the following:

         PROVIDED, HOWEVER, that from and after the date that is 30 days after the First Amendment Date, Cash Equivalent Investments of the Company and its U.S. Subsidiaries in excess of $8,000,000 in the aggregate at any time shall not be permitted unless such Cash Equivalent Investments are held or maintained in accounts at Bank One or an Affiliate of Bank One and subject to a first priority perfected security interest in favor of the Administrative Agent pursuant to Collateral Documents in form and substance reasonably satisfactory to the Administrative Agent;

         (b) CLAUSES (e), (g) and (k) of SECTION 7.2.5 are deleted in their entirety and in each case "[intentionally omitted]" substituted therefor;

         (c) CLAUSES (o) and (q) of SECTION 7.2.5 are each amended by adding at the end of each thereof the following:

         PROVIDED, HOWEVER, that no such Investment shall be made on or after the First Amendment Date;

         (d) CLAUSE (p) of SECTION 7.2.5 is deleted in its entirety and "[intentionally omitted]" substituted therefor.

         SECTION 2.35. SECTION 7.2.6 of the Credit Agreement is hereby amended by deleting CLAUSE (c) thereof in its entirety and substituting "[intentionally omitted]" therefor.

         SECTION 2.36. SECTION 7.2.7 of the Credit Agreement is hereby amended by amending CLAUSE (a) thereof in its entirety to read as follows:

                  (a) The Company will not, and will not permit any Restricted Subsidiary to, make or commit to make Capital Expenditures in any Fiscal Year ending on or after December 31, 2001, except Capital Expenditures of the Company and the Restricted Subsidiaries not to exceed $8,000,000 in the aggregate in the case of any Fiscal Year ending on or prior to December 31, 2004, and $10,000,000 in the aggregate in the case of any Fiscal year ending after December 31, 2004; PROVIDED, HOWEVER, that (i) if any Compliance Certificate delivered pursuant to SECTION 7.1.1 (c) reports EBITDA greater than $45,000,000 but less than or equal to $55,000,000 for the four-Fiscal Quarter period covered by such Compliance Certificate, then maximum permitted Capital Expenditures for the Fiscal Year in which such four-Fiscal Quarter period ends (or, if such period is a Fiscal Year, then for the following Fiscal Year) shall be $10,000,000, and (ii) if any Compliance Certificate delivered pursuant to SECTION 7.1.1(c) reports EBITDA greater than $55,000,000 for the four-Fiscal Quarter period covered by such Compliance Certificate, then maximum permitted Capital Expenditures for the Fiscal Year in which such four-Fiscal Quarter period ends (or, if such period is a Fiscal Year, then for the following Fiscal Year) shall be $12,000,000.

         SECTION 2.37. SECTION 7.2.10 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  SECTION 7.2.10. MODIFICATION OF CERTAIN AGREEMENTS. The Company will not, and will not permit any of its Restricted Subsidiaries to, consent to any amendment, supplement, amendment and restatement, waiver or other modification of any of the terms or provisions contained in, or applicable to, the Transaction Agreement, the Investors' Agreement, the 1998 Subordinated Note Documents or the New Subordinated Note Documents or any schedules, exhibits or agreements related thereto (the "RESTRICTED AGREEMENTS"), in each case which would materially adversely affect the rights or remedies of the Lenders, or any Obligor's ability to perform under any Loan Document or which would (a) decrease the cash consideration payable in respect of the Divestiture, (b) increase the Company's or any Restricted Subsidiary's obligations or liabilities, contingent or otherwise (other than adjustments to the cash consideration payable in respect of the Divestiture made pursuant to the terms of such Transaction Agreement),
         (c) increase the principal amount of, or increase the interest rate on, or add or increase any fee with respect to the Indebtedness evidenced by the 1998 Subordinated Notes, the New Subordinated Notes or any such Restricted Agreement, advance any dates upon which payments of principal or interest are due thereon or change any of the covenants with respect thereto in a manner which is more restrictive to the Borrower or any of its Restricted Subsidiaries or (d) in the case of any 1998 Subordinated Notes Documents or any New Subordinated Note Documents, change the subordination provisions thereof (including any default or conditions to an event of default relating thereto), or change any collateral therefor (other than to release such collateral), if (in the case of this CLAUSE (d)), the effect of such amendment or change, individually or together with all other amendments or changes made, is to increase the obligations of the obligor thereunder or to confer any additional rights on the holders of the 1998 Subordinated Notes, the New Subordinated Notes or any such Restricted Agreement (or a trustee or other representative on their behalf)

         SECTION 2.38. SECTION 7.2.11 of the Credit Agreement is hereby amended by adding at the end of CLAUSE (c) thereof a new proviso to read as follows:

         PROVIDED, HOWEVER, that payments in respect of such obligations to DLJ Merchant Banking II, Inc. and its successors and assigns shall not exceed $250,000 in the aggregate during any twelve-month period,

         SECTION 2.39. SECTION 7.2 of the Credit Agreement is hereby further amended by adding at the end thereof two new subsections to read as follows:

                  SECTION 7.2.16. CONTINGENT PAYMENTS. The Company will not, and will not permit any Restricted Subsidiary to, enter into any contract or agreement with, or otherwise become obligated to, any Person for professional financial advisory, restructuring, investment banking or other similar services providing for actual and/or contingent payments by the Company and/or any Restricted Subsidiary in excess of $2,000,000 in the aggregate.

                  SECTION 7.2.17. PREPAYMENTS. The Company will not, and will not permit any Restricted Subsidiary to, either directly or indirectly, voluntarily redeem, retire or otherwise pay or defease prior to their scheduled maturity, or accelerate the maturity of, the 1998 Subordinated Notes or the New Subordinated Notes.

         SECTION 2.40. SECTION 8.1.4 of the Credit Agreement is hereby amended by deleting therefrom the words "at the direction of" and substituting the word "or" therefor.

         SECTION 2.41. SECTION 8.3 of the Credit Agreement is hereby amended by adding at the end thereof the following sentences:

         Anything in this SECTION 8.3 to the contrary notwithstanding, if the Administrative Agent shall declare any portion of the Revolving Loans, Term-A Loans or Term-B Loans outstanding to be due and payable, or require any Borrower to Cash Collateralize any Letter of Credit Outstandings, in any such case pursuant to this SECTION 8.3, it shall, unless consented to in writing by Term-C Lenders holding at least 51% of the aggregate principal amount of Term-C Loans then outstanding, declare an equal portion of the Term-C Loans outstanding to be due and payable. Upon and after the acceleration of any Term-C Obligations pursuant to this SECTION 8.3, (i) each Term-C Lender shall have the right to seek payment directly from the Company or any other Obligor with respect to such Term-C Obligations that have become due and payable and to pursue any available remedies to enforce payment of its Term-C Obligations, and (ii) neither the Administrative Agent nor any Lender other than the Term-C Lenders shall be required to pay to or share with any Term-C Lender any portion of any payment or other recovery the Administrative Agent or such other Lender receives pursuant to this Agreement or any other Loan Document or otherwise applies to any of the Obligations other than the Term-C Obligations.

         SECTION 2.42. SECTION 9.9 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  SECTION 9.9. CO-DOCUMENTATION AGENTS, ETC. Notwithstanding anything else to the contrary contained in this Agreement or any other Loan Document, neither the Lead Arranger nor any Lender identified on the signature pages of this Agreement as the "Syndication Agent" or a "Co-Documentation Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement (or any other Loan Document) other than those applicable to all Lenders as such. Without limiting the foregoing, the Lenders so identified as the "Syndication Agent" or a "Co-Documentation Agent" shall not have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified as the "Syndication Agent" or a "Co-Documentation Agent" in deciding to enter into this Agreement and each other Loan Document to which it is a party or in taking or not taking action hereunder or thereunder.

         SECTION 2.43. SECTION 9.11 of the Credit Agreement is hereby amended by adding immediately after the words "Lender Party" and "Lender Parties" in each place such words appear therein the parenthetical phrase "(other than the Term-C Lenders)".

         SECTION 2.44. SECTION 11.1(a) of the Credit Agreement is hereby amended by adding at the end thereof the following proviso:

         ; PROVIDED, HOWEVER, that the release of all or substantially all of the Collateral shall not require the consent of any Term-C Lender.

         SECTION 2.45. SECTION 11.1(c) of the Credit Agreement is hereby amended by adding thereto, immediately after the words "any Loan or any Reimbursement Obligation" in the second place such words appear therein and prior to the comma, the words "or change the currency in which any Loan or any Reimbursement Obligation is payable".

         SECTION 2.46. SECTION 11.1(e) of the Credit Agreement is hereby amended in its entirety to read as follows:

                  (e) No such amendment, modification or waiver shall be effective if it would amend, modify or waive the provisions of CLAUSE
         (a)(i) of SECTION 3.1.1 or CLAUSE (b) of SECTION 3.1.2 or effect any amendment, modification or waiver that by its terms adversely affects the rights of Lenders participating in any Tranche (other than the Tranche consisting of Term-C Loans) differently from those of Lenders participating in other Tranches, unless such amendment, modification or waiver shall have been consented to by the holders of at least 51% of the aggregate amount of Loans outstanding under the Tranche or Tranches (other than the Tranche consisting of Term-C Loans) affected by such modification, or, in the case of a modification affecting the Revolving Loan Commitments, the Lenders holding at least 51% of the Revolving Loan Commitments.

         SECTION 2.47. SECTION 11.1 of the Credit Agreement is hereby further amended by adding immediately after CLAUSE (e) thereof a new CLAUSE (f) to read as follows:

                  (f) No such amendment, modification or waiver of any Loan Document other than a Collateral Document shall be effective if it would (i) modify the last two sentences of SECTION 8.3 or (ii) by its terms expressly impose any additional obligation on, or change or condition any rights of, the Term-C Lenders without imposing such additional obligation on, or so changing or conditioning the rights of, the other Lenders, unless, in each such case, such amendment, modification or waiver shall have been consented to by the holders of at least 51% of the aggregate principal amount of Term-C Loans outstanding.

         SECTION 2.48. SECTION 11.3 of the Credit Agreement is hereby amended by adding a sentence at the end thereof to read as follows:

         Notwithstanding anything contained in this SECTION 11.3 to the contrary, any reimbursement or other payment by the Company pursuant to this SECTION 11.3 to any Term-C Lender shall be payable on the earliest of (i) the Stated Maturity Date for Term-C Loans, (ii) the date upon which all principal of and interest on the Term-C Loans is paid in full and (iii) the date on which any Term-C Obligations are accelerated pursuant to SECTION 8.3; PROVIDED, HOWEVER, that this sentence shall not apply to any Person to the extent that such Person has a right to reimbursement from the Company in any capacity other than as a Term-C Lender.

         SECTION 2.49. SECTION 11.4 of the Credit Agreement is hereby amended by adding a sentence at the end thereof to read as follows:

         Notwithstanding anything contained in this SECTION 11.4 to the contrary, any indemnification or other payment by the Company pursuant to this SECTION 11.4 to any Term-C Lender or any Affiliate of a Term-C Lender, or any of their respective partners, officers, directors, employees or agents, or any other Person controlling any of the foregoing within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, shall be due and payable on the earliest of (i) the Stated Maturity Date for the Term-C Loans, (ii) the date upon which all principal of and interest on the Term-C Loans is paid in full and (iii) the date on which any Term-C Obligations are accelerated pursuant to
         SECTION 8.3; PROVIDED, HOWEVER, that this sentence shall not apply to any such Indemnified Party to the extent that its right to indemnification arises other than as a Term-C Lender or by virtue of its relationship to a Term-C Lender.

         SECTION 2.50. SECTION 11.11.1 of the Credit Agreement is hereby amended by amending CLAUSE (a) thereof in its entirety to read as follows:

                  (a) with the written consents of the Administrative Agent and (in the case of any assignment of participations in Letters of Credit or Revolving Loan Commitments) the Issuers (which consents (i) shall not be unreasonably delayed or withheld and (ii) shall not be required in the case of assignments made by DLJ or any of its Affiliates), may at any time assign and delegate to one or more commercial banks, funds that are regularly engaged in making, purchasing or investing in loans or securities, or other financial institutions, and

         SECTION 2.51. The Disclosure Schedule to the Credit Agreement is hereby amended by amending ITEMS 6.8 (Existing Subsidiaries), 7.2.2(a)(i) (Ongoing Indebtedness), 7.2.3(a) (Ongoing Liens) and 7.2.5(A) (Ongoing Investments) in their entirety as set forth in the Disclosure Schedules attached hereto.

         SECTION 2.52. The Credit Agreement is hereby further amended by deleting EXHIBITS E (Form of Compliance Certificate) and I (Form of Lender Assignment Agreement) thereto in their entirety and substituting therefor AMENDED EXHIBITS E and I, respectively, attached hereto, and by adding thereto a new EXHIBIT A-5 (Form of Term-C Note) in the form of EXHIBIT A-5 attached hereto and a new EXHIBIT K (Form of New Subordinated Note) in the form of EXHIBIT K attached hereto.

         SECTION 3. WAIVER. Upon the effectiveness of this Amendment in accordance with the provisions of SECTION 4 below, the Lenders hereby specifically waive the violation of SECTIONS 7.2.4(a), (b) and (c) of the Credit Agreement and any Default caused thereby to the extent such violation or Default was caused by the Company's failure to maintain the Leverage Ratio, the Interest Coverage Ratio and the Fixed Charge Coverage Ratio as of the end of the Fiscal Quarter ended on or about June 30, 2001. This specific waiver applies only to the above-specified violation and Default and only during the period from June 30, 2001 through the date hereof. This specific waiver is limited to the express circumstances described herein and shall not be construed to constitute (i) a waiver of any other event, circumstance or condition or of any other right or remedy available to the Administrative Agent or any Lender pursuant to the Credit Agreement or any other Loan Document or (ii) a consent to any departure by the Company or any Restricted Subsidiary from any other term or requirement of the Credit Agreement.

         SECTION 4. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective and be deemed effective as of the date hereof (the "EFFECTIVE DATE") if, and only if, each of the following conditions shall have been satisfied:

         SECTION 4.1. The Agent shall have received each of the following:

                  (a) counterparts of this Amendment duly executed by the Company, the Canadian Borrower, the Required Lenders, the Initial Term-C Lenders (as defined in the Credit Agreement as amended hereby) and the Administrative Agent;

                  (b) counterparts of the Master Reaffirmation Agreement of even date herewith duly executed by each of the Obligors pursuant to which each Obligor reaffirms each of the other Loan Documents to which it is a party;

                  (c) a Secretary's Certificate from each Obligor duly executed by the Secretary or an Assistant Secretary of such Obligor certifying
         (i) the incumbency of officers of such Obligor executing and delivering documents on behalf of such Obligor, (ii) a resolution of the Board of Directors of such Obligor authorizing the transactions contemplated by this Amendment, (iii) the Certificate or Articles of Incorporation of such Obligor and (iv) the By-laws of such Obligor; and

                  (d) an opinion addressed to the Agent and the Lenders from Davis Polk & Wardwell, special New York counsel to each of the Obligors, in form and substance satisfactory to the Agent.

         SECTION 4.2. The Agent shall have received from the Company, for the account of the Original Lenders, an amendment fee equal to 0.25% of the sum of the Revolving Loan Commitment Amount and the aggregate outstanding principal balance of the Term-A Loans and Term-B Loans as of the Effective Date.

         SECTION 4.3. The Agent shall have received from the Initial Term-C Lenders, for the account of the Company, funds in the aggregate amount of $15,000,000 as proceeds of the Term-C Loans contemplated to be made on the Effective Date pursuant to the Credit Agreement as amended hereby.

         SECTION 4.4. Prior to the Effective Date, the Company shall have voluntarily reduced the Revolving Loan Commitment Amount to $44,000,000 pursuant to SECTION 2.2.1 of the Credit Agreement.

         SECTION 4.5. The Agent shall have received from the Company payment of all fees and expenses of Sidley Austin Brown & Wood then invoiced.

         SECTION 5. DIRECTION BY LENDERS. The Required Lenders hereby authorize and direct the Agent to execute and deliver the Intercreditor Agreement on behalf of the Original Lenders.

         SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Lenders that, as of the Effective Date after giving effect to this Amendment, (a) there exists no Default, and (b) the representations and warranties contained in ARTICLE VI of the Credit Agreement are true and correct as of the Effective Date after giving effect to this Amendment, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct on and as of such earlier date.

         SECTION 7. COVENANT. The Company hereby agrees as follows:

         SECTION 7.1. The Company will, and will cause each applicable Subsidiary to, execute and deliver to the Agent, promptly upon the Agent's request, account control agreements in form and substance reasonably satisfactory to the Agent with respect to the deposit accounts listed on
SCHEDULE 1 attached hereto.

         SECTION 7.2. Within 60 days after the Effective Date, the Company will, and will cause each applicable Subsidiary to, comply with SECTION 7.1.7(B) of the Credit Agreement, as amended hereby, with respect to the Capital Stock of the Subsidiaries listed on SCHEDULE 2 attached hereto.

         SECTION 7.3. Within 60 days after the Effective Date, the Company will, and will cause each applicable Subsidiary to, comply with SECTION 7.1.8(b) of the Credit Agreement, as amended hereby, with respect to the real properties listed on SCHEDULE 3 attached hereto; PROVIDED, HOWEVER, that title insurance and surveys shall not be required except as requested by the Administrative Agent in its reasonable discretion.

         SECTION 8. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT.

         SECTION 8.1. Upon the effectiveness of this Amendment pursuant to
SECTION 4 hereof, on and after the Effective Date each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import and each reference to the Credit Agreement in each Loan Document shall mean and be a reference to the Credit Agreement as modified hereby.

         SECTION 8.2. Except as specifically waived or amended herein, all of the terms, conditions and covenants of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         SECTION 8.3. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of
(i) any right, power or remedy of any Lender or the Agent under the Credit Agreement or any of the other Loan Documents, or (ii) any Default under the Credit Agreement.

         SECTION 9. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         SECTION 10. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

         SECTION 11. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                                 BANK ONE, NA,
                                 as Administrative Agent


                                 By:  /s/ Kevin Christensen
                                    ---------------------------------
                                          Name: Kevin Christensen
                                          Title: First Vice President

                                 DLJ MERCHANT BANKING PARTNERS II, L.P.,
                                 a Delaware Limited Partnership


                                 By:  DLJ Merchant Banking II, Inc.,
                                       as managing general partner


                                 By: /s/ George Peinado
                                    ---------------------------------
                                          Name: George Peinado
                                          Title:

                                 DLJ MERCHANT BANKING PARTNERS II-A,
                                 L.P., a Delaware Limited Partnership


                                 By:  DLJ Merchant Banking II, Inc.,
                                       as managing general partner


                                 By: /s/ George Peinado
                                    ---------------------------------
                                          Name: George Peinado
                                          Title:


                                 DLJ OFFSHORE PARTNERS II, C.V.,
                                  a Netherlands Antilles Limited Partnership


                                 By:  DLJ Merchant Banking II, Inc.,
                                       as advisory general partner


                                 By: /s/ George Peinado
                                    ---------------------------------
                                          Name: George Peinado
                                          Title:

                                 DLJ DIVERSIFIED PARTNERS, L.P.,
                                 a Delaware Limited Partnership


                                 By:  DLJ Diversified Partners, Inc.,
                                       as managing general partner


                                 By: /s/ George Peinado
                                    ---------------------------------
                                          Name: George Peinado
                                          Title:


                                 DLJ DIVERSIFIED PARTNERS-A, L.P.,
                                 a Delaware Limited Partnership


                                 By:  DLJ Diversified Partners, Inc.,
                                       as managing general partner


                                 By: /s/ George Peinado
                                    ---------------------------------
                                          Name: George Peinado
                                          Title:

                                 DLJ MILLENIUM PARTNERS, L.P.,
                                 a Delaware Limited Partnership


                                 By:  DLJ Merchant Banking II, Inc.,
                                       as managing general partner


                                 By: /s/ George Peinado
                                    ---------------------------------
                                          Name: George Peinado
                                          Title:

                                 DLJ MILLENIUM PARTNERS-A, L.P.


                                 By:  DLJ Merchant Banking II, Inc.,
                                       as managing general partner


                                 By: /s/ George Peinado
                                    ---------------------------------
                                          Name: George Peinado
                                          Title:

                                 DLJ EAB PARTNERS, L.P.


                                 By:  DLJ LBO Plans Management Corporation,
                                       as managing general partner


                                 By: /s/ George Peinado
                                    ---------------------------------
                                          Name: George Peinado
                                          Title:

                                 DLJ ESC II, L.P.


                                 By:  DLJ LBO Plans Management Corporation,
                                       as general partner


                                 By: /s/ George Peinado
                                    ---------------------------------
                                          Name: George Peinado
                                          Title:

                                 DONALDSON, LUFKIN & JENRETTE SECURITIES
                                 COPORATION as authorized signatory and nominee for EMA 2001 Plan, L.P., DLJ First ESC, L.P., Docklands 2001 Plan, L.P., Paradeplatz 2001 Plan, L.P., Credit Suisse First Boston Private Equity, Inc. and CSFB 2001 Investors, L.P.


                                 By: /s/ George Peinado
                                    ---------------------------------
                                          Name: George Peinado
                                          Title: